                                          Exhibit Index at Page 22







                Securities and Exchange Commission
                      Washington, D.C. 20549





                             Form 8-K


                          Current Report
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934





Date of Report (date of earliest event reported):           August 3, 1998


                     Genesee Corporation
        (Exact Name of Registrant as Specified in Charter)


   New York                          0-1653              16-0445920
(State or other Jurisdiction      (Commission          (IRS Employer
of Incorporation)                 File Number)         Identification No.)


445 St. Paul Street, Rochester, New York         14605
(Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code:  (716) 546-1030

Item 2.    Acquisition or Disposition of Assets.

(a) On August 3, 1998, the Genesee Corporation (the "Corporation") completed the acquisition of (i) all of the capital stock of TKI Foods, Inc. ("TKI Foods") from the shareholders of TKI Foods, Richard V. Maiocco, Linda M. McEntee and H.
L. Maiocco (the "Shareholders"); and (ii) certain equipment, inventory, accounts receivable, product lines and other assets from Spectrum Foods, Inc. ("Spectrum Foods"), an affiliate of TKI Foods. The Corporation paid at the closing a total of $18,760,000, subject to customary post-closing adjustments, for the TKI Foods capital stock and Spectrum Foods assets. In addition, the Corporation will pay up to $1 million to certain of the Shareholders over a period of two years based on an earn-out formula. The purchase price for TKI Foods and Spectrum Foods was determined by using a multiple of the projected future earnings of TKI Foods and Spectrum Foods. The Corporation funded $8,760,000 of the purchase price from its cash reserves, with the balance of the purchase price being funded with the proceeds of a loan from Marine Midland Bank, N.A.

(b) The acquisition of TKI Foods included all of the equipment, inventory and other physical property used in the business of TKI Foods, except for real estate, buildings and building fixtures. TKI Foods is engaged in the business of producing artificial sweeteners and other dry food products that are sold under private label to retail food store chains located primarily in the United
States. The equipment, inventory, accounts receivable and product lines of Spectrum Foods that were acquired by the Corporation are used in the business of producing a limited line of food products for private label distribution in the United States. The Corporation intends to integrate and continue the business of TKI Foods and Spectrum Foods as part of its Foods Division.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of Business Acquired.



                    INDEPENDENT AUDITOR'S REPORT


Board of Directors
TKI Foods, Inc. and Spectrum Foods, Inc.
Springfield, Illinois

We have audited the accompanying combined balance sheets of TKI Foods, Inc. and Spectrum Foods, Inc. as of December 31, 1997, and the related combined statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the TKI Foods, Inc. and Spectrum Foods, Inc. financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of TKI Foods, Inc. and Spectrum Foods, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/ s /  Sikich Gardner and Co. LLP

Springfield, Illinois
March 4, 1998

                       FINANCIAL STATEMENTS

             TKI FOODS, INC. AND SPECTRUM FOODS, INC.

                      COMBINED BALANCE SHEETS

                         December 31, 1997


                              ASSETS

CURRENT ASSETS
  Cash                                                $     122,917
  Trade accounts receivable - net of allowance
   for doubtful accounts of $60,354                       1,627,001
  Inventories                                             1,860,478
  Other                                                      62,195
  Deferred income taxes                                     117,855
    Total current assets                                  3,790,446

PROPERTY, PLANT AND EQUIPMENT
  Land                                                       93,000
  Building and improvements                               1,788,530
  Equipment                                               4,954,732
  Automobiles                                               105,663
  Furniture and fixtures                                    161,594
  Leasehold improvements                                    133,191
  Less allowance for depreciation and
   amortization                                          (4,049,566)
    Property, plant and equipment - net                   3,187,144

OTHER ASSETS
  Package design costs, net of amortization of $168,849     174,446
  Goodwill, net of amortization of $24,420                  108,793
  Organization costs, net of amortization of $140               260
  Product line, net of amortization of $1,074,340         2,506,793
    Total other assets                                    2,790,292




    TOTAL ASSETS                                         $9,767,882

               LIABILITIES AND STOCKHOLDERS' EQUITY



CURRENT LIABILITIES
  Note payable                                               $   460,000
  Current portion of long-term debt                              986,320
  Current portion of long-term debt-related party                 25,395
  Trade accounts payable                                       1,501,622
  Income taxes payable                                           142,539
  Accrued payroll and payroll taxes                              253,186
  Other accrued expenses                                         263,767
   Total current liabilities                                   3,632,829

LONG-TERM LIABILITIES
  Deferred income taxes                                          108,403
  Long-term debt, net of current portion                       3,321,668
  Long-term debt - related party, net of current portion         164,056
   Total long-term liabilities                                 3,594,127

STOCKHOLDERS' EQUITY
  Preferred stock, TKI Foods, Inc. - 50,000 shares authorized,
   10,000 shares issued and outstanding                          500,000
  Common stock, TKI Foods, Inc. - 40,000 shares authorized,
   13,140 shares issued and outstanding                           10,603
  Common stock, Spectrum Foods, Inc. - 1,000,000 shares
   authorized, 707,433 shares issued and outstanding               2,750
  Additional paid-in capital                                     127,748
  Retained earnings                                            1,899,825
    Total stockholders' equity                                 2,540,926

    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                     $9,767,882

             TKI FOODS, INC. AND SPECTRUM FOODS, INC.

                   COMBINED STATEMENTS OF INCOME

               For the Year Ended December 31, 1997




INCOME FROM SALES
  Revenue earned                                         $20,996,535

COST OF PRODUCTS SOLD                                     13,995,315

GROSS PROFIT                                               7,001,220

SELLING, ADMINISTRATIVE AND GENERAL
 EXPENSES                                                  5,267,594

INCOME FROM OPERATIONS                                     1,733,626

OTHER INCOME (EXPENSE)
  Interest income                                             16,604
  Interest expense                                          (537,831)
  Other expense                                                 (623)
  Other income                                                98,320

   Other, net                                               (423,530)

NET INCOME BEFORE PROVISION FOR INCOME TAXES               1,310,096

PROVISION FOR INCOME TAXES                                  (490,050)

NET INCOME                                                $  820,046

             TKI FOODS, INC. AND SPECTRUM FOODS, INC.

      COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

               For the Year Ended December 31, 1997


                                  Balance           Net          Balance
                                 12/31/96          Income       12/31/97

Preferred Stock
   TKI Foods, Inc.             $   500,000        $    -        $  500,000

Common Stock
   TKI Foods, Inc.                  10,603             -            10,603

Common Stock
   Spectrum Foods, Inc.              2,750             -             2,750

Additional Paid-In
   Captital                        127,748             -           127,748

Retained Earnings              $ 1,079,779      $ 820,046     $  1,899,825

               Total           $ 1,720,880      $ 820,046     $  2,540,926

             TKI FOODS, INC. AND SPECTRUM FOODS, INC.

                 COMBINED STATEMENTS OF CASH FLOWS

               For the Year Ended December 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                   $  820,046
   Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                                564,618
      Disposal of package design                                     1,675
      Deferred taxes                                               127,732
   Changes in assets and liabilities:
    (Increase) decrease in accounts receivable                    (322,335)
    (Increase) decrease in refundable
      income taxes                                                  40,577
    (Increase) decrease in inventories and
      other assets                                                 108,046
    Increase (decrease) in accounts payable
      and other accrued liabilities                                316,147
       Net cash provided by operating activities                 1,656,506

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property, plant and equipment                      (344,418)
   Purchase of other asset                                         (67,056)
        Net cash (used) by investing activities                   (411,474)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short-term and long-term debt                   4,827,932
   Payments of short-term and long-term debt                    (5,966,351)
        Net cash (used) by financing activities                 (1,138,419)

INCREASE IN CASH AND CASH EQUIVALENTS                              106,613

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                                 16,304

CASH AND CASH EQUIVALENTS AT
  END OF YEAR                                                   $  122,917

             TKI FOODS, INC. AND SPECTRUM FOODS, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS

                          December 31, 1997


 1.   SIGNIFICANT ACCOUNTING POLICIES

      TKI Foods, Inc. and Spectrum Foods, Inc. are food manufacturers that conduct business throughout the United
      States and internationally. Both Companies' headquarters are located in Springfield, Illinois. The Companies are related through common ownership.

      Principles of Combined Statements

      The accompanying financial statements include the accounts of TKI Foods, Inc. and Spectrum Foods, Inc. All significant intercompany transactions have been eliminated in the combined financial statements.

      Cash and Cash Equivalents

      All highly liquid investments with a maturity of three months or less when purchased are considered to be "cash equivalents".

      Allowance for Doubtful Accounts

      The allowance for doubtful accounts is calculated using prior bad debt experience and takes into account customer receivables that are over ninety days old.

      Inventories

      Inventories are valued at the lower of cost, determined by the first-in, first-out method, or market.

      Property, Plant and Equipment

      Property, plant and equipment are stated at cost.  The
      Company depreciates its property, plant and equipment using accelerated and straight-line methods, based on the estimated useful lives of the assets.

      Other Assets

      Goodwill is being amortized over a period of forty years on a straight-line basis.

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


1.    SIGNIFICANT ACCOUNTING POLICIES - Continued

      Other Assets - Continued

      Package design costs are being amortized over a period of five years on a straight-line basis.

      The product line is being amortized over a period of fifteen years on a straight-line basis.

      Income Taxes

      Deferred taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred taxes are provided for accumulated temporary differences due to basis differences in assets and liabilities for financial reporting and income tax purposes, including alternative minimum taxes. The Company's temporary differences are due to accelerated depreciation, differences in the recognition of net operating losses for financial reporting and income tax purposes, and expenses not currently deductible.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    INVENTORIES

      Inventories consisted of the following:

           Ingredients              $   287,102
           Package materials            687,808
           Work in process              209,610
           Finished goods               675,958

                                    $ 1,860,478

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


 3.   NOTE PAYABLE

      At December 31, 1997, TKI Foods, Inc. has a $1,500,000 revolving line of credit of which $460,000 was in use. The credit line interest rate was 9.5% and is secured by inventory and receivables.

4.    CAPITAL LEASES

      The Companies have acquired a portion of their production equipment and computer equipment through capital lease agreements. Amortization of leased property is included in depreciation. The Companies have the option to purchase leased plant equipment at the end of the lease for 10% of the lease value.

      The following is a schedule of equipment under capital lease:

                                                 December 31, 1997

      Production and computer equipment          $    79,940
      Less accumulated depreciation                   16,805
                                                 $    63,135

      Liabilities related to the capital leases have been included in long-term debt.

5.     OPERATING LEASES

      During 1997, TKI Foods, Inc. entered into operating leases on trucks and trailers. The lease terms for this equipment are from 1 to 4 years. TKI Foods, Inc. does have the option to turn in some of the trucks after the initial 18 months of the lease term has lapsed, with 6 months written notice of their intent to do so. The terms of the lease also allows for backhaul revenue, of which 100% of the net revenue will be paid to TKI Foods, Inc.

      During 1997 rental expense approximated $52,000. Future minimum lease payments at December 31, 1997 are as follows:

           1998       $90,951
           1999       $82,020
           2000       $82,020
           2001       $34,175

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


6.    LONG-TERM DEBT

      Long-term debt consisted of the following:

      Mortgage note payable to individual in monthly installments of
       $5,000 including interest at prime plus 1% (9.50% at
       Dec. 31, 1997) until paid in full (secured by real estate
       of TKI Foods, Inc.)                                                         $  177,956

      Note payable requiring monthly installments totaling $339
       including interest at 8.5% maturing in 1998 (secured by automobile
       of TKI Foods, Inc.)                                                              1,660

      Mortgage note payable to bank in monthly installments of $2,367 including interest at 10% to March 2009 (secured by real estate
       of TKI Foods, Inc.)                                                            191,416

      Various capital leases requiring monthly installments of approximately
       $2,000 including interest from 8% to 12% maturing from 1998
       to 2001 (secured by equipment of TKI Foods and Spectrum Foods, Inc.)            22,175

      Note payable to bank with interest at 9%. Beginning October 15,
       1995, monthly installments of $51,367, refinanced November 15,
       1997 at which time the terms required monthly installments of
       $51,387, balance due December 13, 1999 (secured by all property and equipment, inventory, accounts receivable and personal
       guarantee of a stockholder of TKI Foods, Inc.)                               2,754,727

      Note payable to bank requiring monthly installments totaling
       $5,602 including interest at 9% to July 1999 (secured by
       all property and equipment, inventory, accounts receivable
       of TKI Foods, Inc.)                                                            200,363

      Note payable requiring monthly installments totaling $2,381 including interest at 8.75%, due in July 2000 (secured by
       property and equipment, inventory, accounts receivable of
       TKI Foods, Inc.)                                                               188,095

      Note payable requiring monthly installments totaling $2,892 including interest at 8.5%, due August 2000 (secured by
       property and equipment, inventory, accounts receivable of
       TKI Foods, Inc.)                                                                25,316

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


6.    LONG-TERM DEBT - Continued

      Unsecured note payable to YSEI, Inc., a company affiliated through common ownership.  Requires principal payments
       of $2,504 per month including interest at approximately
       9.5% to April 1999                                                          $   35,412

      Note payable to stockholder of TKI Foods, Inc. secured by equipment, principal and interest payments of $2,100 monthly, including
       interest at 9.5%, due December, 2000                                            65,563

      Note payable to seller of business product line requiring monthly payments of 32% of the  proceeds from sales of the products covered by the purchase agreement.  Such monthly payments
       are applied to quarterly payments required by the purchase agreement, which are $200,000 per quarter through June 30, 1998,
       including interest imputed at 12%                                              382,694

      Note payable to individual.  Note is secured by the personal guarantee of a stockholder.  The note requires monthly payments
       of $1,612 including interest at 5% due August, 2000                             48,201

      Note payable to bank in monthly installments of $3,465 including interest at 9% due October, 2004.  Note is secured by assets of the Company as well as a personal guarantee of a stockholder of
       Spectrum Foods, Inc.                                                           214,410

       Total                                                                        4,307,988

        Less current portion                                                          986,320

      Long-term debt, net                                                         $ 3,321,668

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


6.    LONG-TERM DEBT - Continued

      Aggregate maturities of long-term debt are as follows:

       Years Ending December 31,
             1998                                        $  986,320
             1999                                         2,678,721
             2000                                           314,289
             2001                                            76,146
             2002                                            48,055
                                     Thereafter 204,457

                                      Total $ 4,307,988

7.    RELATED PARTY TRANSACTIONS

      Intercompany Loan

     On June 15, 1995, TKI Foods, Inc. extended a loan to Spectrum Foods, Inc. in the amount of $275,738. The note provides for monthly payments of $3,451.23, including interest at 9% and matures in 2005. At December 31, 1997, the loan balance was $189,451 including the current portion of $25,395. Due to the previously poor financial condition of Spectrum, TKI Foods, Inc. has reserved the entire balance of the note on their financial statements at December 31, 1997. Due to the inconsistent treatment of this loan by each company, this transaction was not eliminated in the combined financial statements presented.

      Line of Credit

     TKI Foods, Inc. has extended a line of credit of $100,000 to Spectrum Foods, Inc. At December 31, 1997, there were no advances against this line of credit.

8.    INCOME TAXES

     Provision (benefit) for income taxes consisted of the following:

                                                               Spectrum
                                          TKI Foods, Inc.      Foods, Inc.

           Current                        $   362,318          $    -
           Deferred                            99,704            28,028

                                          $   462,022          $ 28,028

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


8.    INCOME TAXES - Continued

     The provision for income taxes for TKI Foods, Inc. was calculated at a rate of 40%. The provision for income taxes of Spectrum Foods, Inc. was calculated at a rate of 21%. These rates approximate the combined Federal and State income tax rate of each Company.

      The net deferred tax (liability) consists of the following:

                                                                             Spectrum
                                                     TKI Foods, Inc.         Foods, Inc.

       Current portion:
        Deferred tax assets arising from:
         Temporary differences:
           Accrued vacation                           $    53,236           $      -
           Allowance for doubtful accounts                 23,056                  -
           Inventory adjustments                           41,563                  -
            Total current deferred tax asset              117,855                  -

       Noncurrent portion:
        Deferred tax asset arising from:
         Allowance for related party accounts
           receivable                                      77,968                  -
        Net operating loss carryforward (starts to
         expire in 2005, fully expiring in 2008)                -               193,846

        Deferred tax liabilities arising from:
         Temporary differences - depreciation
           expense                                       (372,501)               (7,716)
            Total noncurrent deferred tax
             asset (liability)                           (294,533)              186,130

            Net deferred tax asset (liability)       $   (176,678)          $   186,130

9.    EXPANSION PROJECT EXPENSES

     Beginning in 1996, TKI Foods, Inc. and the City of Springfield, Illinois initiated discussions regarding the City providing financing incentives for the Company to expand their operations in Springfield, Illinois. However, the City and the Company were unable to reach an agreement. The Company incurred significant legal and professional fees related to this project. The expenses for the year ended 1997 were $58,982. These expenses are included in selling, general, and administrative expenses in the combined statement of operations.

TKI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


10.   RETIREMENT PLANS

     In 1985 both Companies established a discretionary, noncontributory profit sharing plan covering substantially all full-time employees. The Companies made a $65,000 contribution for the year ended December 31, 1997.

     In 1989 both Companies established a 401(K) pension plan in which substantially all full-time employees are eligible to participate. The plans are contributory and funding consists of a 25% match of each employee's contribution. Matching contributions for the year ended December 31, 1997 were $33,659.

11.   STOCKHOLDERS' EQUITY

     TKI Foods, Inc. has authorized and issued nonvoting preferred stock. The preferred stock has a par value of $50 per share and these shares must be redeemed prior to any distributions or redemption of any other stock. At December 31, 1997, 50,000 shares were authorized with 10,000 shares issued and outstanding.

     The common stock of TKI Foods, Inc., no par value, has voting rights and rights to periodic dividends subject to limitations noted above. At December 31, 1997, 40,000 shares were authorized with 13,140 shares issued and outstanding.

     The common stock of Spectrum Foods, Inc. has no par value. At December 31, 1997, 1,000,000 shares were authorized with 707,433 shares outstanding.

12.   CONCENTRATION OF CREDIT RISK

     TKI Foods, Inc. and Spectrum Foods, Inc. maintain cash balances in one financial institution located in Springfield, Illinois. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997, uninsured balances held at this institution totaled $435,001.

13.   CASH FLOW INFORMATION

     Net cash from operating activities reflects cash payments for interest and income taxes. Cash payments for interest and income taxes for the year ended December 31, 1997 were as follows:

                                             December 31, 1997

         Interest paid                          $  564,906

         Income taxes paid                      $  178,056

KI FOODS, INC. AND SPECTRUM FOODS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS - Continued


14.   OTHER MATTERS

     TKI Foods, Inc. and Spectrum Foods, Inc., like most owners of computer software, will be required to modify significant portions of their software so that it will function properly in the year 2000. Management believes the software vendors will provide these modifications at no cost. The Companies are also addressing the ability of certain equipment to function properly in the year 2000. Management estimates the ultimate cost of ensuring software and equipment will function properly in the year 2000 will not be significant.

(b)  Pro Forma Financial Information

The following unaudited pro forma consolidated balance sheet and statement of earnings have been prepared to illustrate the effect of the acquisitions by the Corporation of TKI Foods and Spectrum Foods under the purchase method of accounting.

The pro forma consolidated balance sheet assumes that the acquisitions were consummated on May 2, 1998. The pro forma consolidated statement of earnings assumes that the acquisitions were consummated on May 4, 1997. The TKI Foods and Spectrum Foods combined financial statements utilized in preparing the pro forma consolidated balance sheet and the pro forma consolidated statements of earnings are for the twelve months ended March 31, 1998. The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to the Pro Forma Financial Statements.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the acquisitions had been consummated as of the date indicated, nor is it necessarily indicative of future operating results or financial position. No effect has been given in the pro forma statement of earnings for synergies that may be realized through the acquisitions. For purposes of developing the pro forma balance sheet, the Corporation's assets and liabilities have been recorded at their estimated fair values based upon a preliminary allocation of purchase price. Adjustments will be made during the allocation period based on a detailed review of the fair value of assets and liabilities acquired.

These pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes of the Corporation, which were previously reported on the Corporation's 1998 Annual Report to Shareholders on Form 10-K and the audited consolidated financial statements and related notes of TKI Foods and Spectrum Foods for the year ended December 31, 1997 included in Item 7(a) of this Form 8-K.

                                 Genesee Corporation, TKI Foods, Spectrum Foods
                                               Pro Forma Balance Sheet
                                                     May 2, 1998

                                              Historical Information


                                                                       TKI Foods &
                                                    Genesee             Spectrum           Combined                       Pro-Forma
                                                   Corporation          Combined          Pro-Forma         See           Combined
                                                                    March 31, 1998        Adjustments       Notes

 Assets
  Current Assets:
   Cash and cash equivalents                        2,692                 17               (4)               (3)            2,705
   Marketable Securities available for sale        17,808                  0           (8,760)               (1)            9,048
   Trade accounts receivable, net of allowances    10,163              1,424              (37)               (3)           11,550
   Inventories, at lower of cost (FIFO) or market  14,258              2,038              (47)               (3)           16,249
   Deferred income tax assets                       1,315                312             (194)               (3)            1,433
   Other current assets                               683                 50               (8)               (3)              725


                   Total current assets            46,919              3,841           (9,050)                             41,710

   Net property,plant and equipment                33,311              3,187             (709)             (2 & 3)          5,789
   Investment in and notes receivable from
    unconsolidated real estate partnerships         5,534                  0                0                               5,534
   Investment in direct financing and
    leveraged leases                               34,638                  0                0                              34,638
   Goodwill and other intangibles, net             10,737              2,572           13,332              (2 & 3)          6,641
   Other assets                                     4,450                185               (5)                 (3)          4,630


                    Tota1 assests                  35,589              9,785             3,568                            148,942


 Liabilities and Shareholders' Equity
  Current Liabilities:
    Current portion of long-term debt                   0                504              (504)                (2)              0
    Note Payable                                        0                540            10,000                 (1)         10,540
    Accounts payable                                8,358              1,685                (5)                (3)         10,038
    Income taxes payable                              692                107                 0                                799
    Federal and state beer taxes pay                1,756                  0                 0                              1,756
    Accrued expenses and other                      7,255                435               298             (2 & 7)          7,988


                    Total current assets           18,061             l3,271             9,789                             31,121


   Deferred income tax liabilities                  9,295                302                (8)                (3)          9,589
   Long-term debt, net of current portion               0              3,456            (3,456)            (2 & 3)              0
   Accrued post-retirement benefits                15,415                  0                 0                             15,415
   Other liabilities                                  471                  0                 0                                471


                     Tota lliabilites             43,242l              7,029             6,325                             56,596


   Minority interests in consolidated subsidiaries  2,227                  0                 0                              2,227

   Common Stock                                       858                 13               (13)                (2)            858
   Preferred Stock                                    500               (500)               (2)                                 0
   Additional paid-in-capital                       5,842                128              (128)                (2)          5,842
   Retained earnings                               86,143              2,115            (2,116)            (2 & 3)         86,142
   Unrealized gain on marketable securities,
     net of tax                                       752                  0                 0                                752
   Treasury Stock                                  (3,475)                 0                 0                             (3,475)

       Total Shareholders' equity                  90,120              2,756            (2,757)                            90,119


       Total liabilities and shareholders' equity 135,589              9,785             3,568                            148,942



                 Genesee Corporation, TKI Foods, Spectrum Foods
                  Pro Forma Consolidated Statement of Earnings
                      For Twelve Months Ending May 2, 1998
                                  (Unaudited)


                             Historical Information


                                                Genesee         TKI Foods &
                                             Corporation          Spectrum        Pro-Forma              See          Pro Forma
                                                                  Combined       Adjustments            Notes          Combined


Net Revenues                                   154,093              21,371                                               175,464

Cost of goods sold                             118,435              14,190           50                   (4)            132,675



Gross Profit                                    35,658               7,181          (50)                                  42,789

Selling, general and administrative
     expense                                    36,346               5,223          775                   (5)             42,344


Operating Income/(loss)                           (688)              1,958         (825)                                     445

Investment income                                3,728                  34         (876)                  (6)              2,886
Interest expense                                     0                (524)        (636)                  (7)             (1,160)
Other income/(expense)                              73                  93            0                                      166
Minority interests in earnings of
     subsidiaries                                 (804)                  0            0                                     (804)

Earnings before income taxes                     2,309               1,561       (2,337)                                   1,533

Income taxes                                       974                 617           45                                    1,636

Net Earnings                                     1,335                 944       (2,382)                                    (103)


Basic Earnings per Share                         $ 0.83                                                                  $ (0.06)
Diluted Earnings per Share                       $ 0.82                                                                  $ (0.06)

Average Shares Outstanding
     Basic                                    1,617,962
     Diluted                                  1,622,069


Notes to Pro Forma Financial Statements

1. Represents $18,760,000 consideration for the purchase of TKI Foods and Spectrum Foods. The acquisition was initially financed with $8,760,000 of cash generated from the liquidation of marketable securities held by the Corporation and the balance of $10,000,000 was borrowed on a short term note from Marine Midland Bank, N.A.

2. Represents the elimination of historical equity amounts for net assets acquired, the preliminary allocation of the total purchase price to identified tangible and intangible assets and liabilities based on their relative fair values, and the resulting goodwill of approximately $13,000,000. Additionally, liabilities assumed will include an accrual for approximately $375,000 for restructuring costs primarily to eliminate duplicate activities of the acquired entities.

3. Represents an adjustment to eliminate assets and liabilities included in historical financial statements which were not acquired as part of this acquisition.

4. Represents an adjustment to record incremental depreciation expense on acquired fixed assets based on the preliminary asset valuation.

5. Represents incremental amortization expense of goodwill and intangibles assets based on the preliminary asset valuation. The $13,000,000 in goodwill is being amortized straight line over 25 years.

6. Represents foregone earnings on the $8,760,000 in marketable securities that would have otherwise been earned had the investments not been liquidated to fund this acquisition.

7. Represents additional interest expense associated with the acquisition debt. The short term borrowing rate is LIBOR based yielding a current interest rate of 6.36%.

In addition to the expenses reported on the pro forma statement of earnings, the Corporation anticipates that it will incur integration expenses related to the combining of TKI Foods and Spectrum Foods into the Corporation. These expenses were not included in the purchase price allocation or determination of goodwill as they do not meet the criteria for accrual as established under EITF Issue #95-3. Such expenses will be incurred in remainder of fiscal 1999.

(c)    Exhibits.

Exhibits filed with this report are identified in the Exhibit Index at Page 22. Schedules and exhibits to the exhibits filed with this report are omitted. The Corporation agrees to furnish a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Genesee Corporation

Date:   August 18, 1998        By         /s/Mark W. Leunig
                                   Mark W. Leunig, Vice President
                                   and Secretary

                           Exhibit Index

                                                                 Page

Exhibit 2-1    Stock Purchase Agreement Dated July 20, 1998       23

Exhibit 2-2    Asset Purchase Agreement Dated July 20, 1998       48

                            Exhibit 2.1



                     STOCK PURCHASE AGREEMENT

      This Agreement is made and entered into as of the 20th day of July 1998, by and between GENESEE CORPORATION, a New York corporation, having its principal place of business at 445 St. Paul Street, Rochester, New York 14605 ("Buyer"), RICHARD V. MAIOCCO ("R. Maiocco"), LINDA M. MCENTEE ("McEntee") and H. L. MAIOCCO ("A. Maiocco") (hereinafter sometimes referred to individually as "Shareholder" or collectively as the "Shareholders").

      Whereas, TKI FOODS, INC. ("the Company") is engaged in the manufacture, sale and distribution of artificial sweeteners and other dry and wet food products; and
      Whereas, the Shareholders own all of the issued and outstanding common and preferred shares of stock of the Company ("Shares"); and
      Whereas, the Shareholders desire to sell and Buyer desires to purchase all of the Shares.
      Now, therefore, in consideration of the promises and of the mutual covenants and agreements contained herein, the parties hereto represent, warrant, covenant and agree as follows:

                             Article I
             Purchase and Sale of Shares; Real Estate

           1.01 Purchase and Sale of Shares. On the terms and subject to the conditions contained herein, at the Closing (defined below), the Shareholders shall sell, transfer, convey, assign and deliver to Buyer the Shares and Buyer shall purchase the Shares.
           1.02 Purchase of Real Estate. Immediately prior to the Closing, the Shareholders shall purchase from the Company, by quit claim deed and bill of sale signed and dated the day before the Closing Date, the Company's real property and buildings located in Springfield, Illinois and Decatur, Illinois (the "Facilities") for a purchase price equal to the Fair Market Value of the Facilities as set forth on Schedule 1.02 attached hereto and made a part hereof as of the Closing Date (the "Facilities Value"). If the Facilities Value exceeds the book value of the Facilities on the March Balance Sheet as defined in Section 2.01, the gain from the sale of the Facilities will not be included in the Projected Balance Sheet, Initial Closing Date Balance Sheet
or Closing Date Balance Sheet. Concurrent with the purchase by the Shareholder of the Facilities, the Shareholders shall purchase from the Company certain of the equipment identified as Springfield Building Equipment on Schedule 1.02 to be designated by the Shareholders (the "Springfield Equipment") at the net book value of such equipment on the March Balance Sheet as defined in
Section 2.01 hereof. Concurrent with the purchase by the Shareholders of the Facilities, the Company shall assign to the Shareholders, and the Shareholders shall accept and assume, all of the Company's rights, interests and obligations under: (a) the Lease between NUDO Products, Inc. and the Company's successor in interest, Thompson Kitchens, Inc., dated March 7, 1990 (or, in the alternative, the Company shall terminate said lease prior to the Closing Date without liability to the Company); (b) all agreements between George Alarm Company, Inc. and the Company for the installation, maintenance and rental of alarms, security and other security and protective systems and services for the Facilities; and (c) all agreements between the Company and any third party relating to the maintenance or service of any of the Springfield Equipment (all of the foregoing collectively referred to as the "Springfield Contracts"). Such transfer of the Facilities shall be on terms and conditions, and pursuant to such documents and agreements, as are mutually acceptable to Shareholders, Buyer and the Company, it being agreed that the transfer will be made without any representations or warranties,
and without recourse to the Company.   All costs, fees and taxes
incurred or to be incurred by the Company in connection with such transfer shall be listed as a liability on the Closing Date Balance Sheet or otherwise applied to reduce the net book value of the Company on the Closing Date.
           1.03 Lease of Real Estate. The Company shall lease the Springfield facility from the Shareholders after the Closing Date pursuant to the lease described in Section 5.01(c), and the Company shall have the right to occupy the Decatur facility at no cost for a period of two (2) weeks after the Closing Date for transition purposes.

                            Article II
                          Purchase Price

      2.01 Purchase Price. The purchase price for the Shares shall be $18,376,263 plus the Facilities Value plus the amount of any "Net Worth Surplus", as defined below, or minus any "Net Worth Deficiency", as defined below, plus the Additional Payments
(as defined in Section 2.02) ("Purchase Price").   "Net Worth
Surplus" and "Net Worth Deficiency' respectively shall mean the amount by which the net book value of the Company reflected on the Closing Date Balance Sheet (as defined in Section 2.03(a)), less the Facilities Value exceeds or is less than, as the case may be, the net book value of the Company, less the Facilities Value, on the Company's March 31, 1998 financial statements, a copy of which are attached hereto and made a part hereof as Exhibit A (collectively the 'March Balance Sheet").

      2.02 Projected Balance Sheet; Manner of Payment.
           (a) At least three (3) business days before the Closing Date, the Company shall prepare a projected balance sheet, at its sole cost, showing a good-faith estimate of the financial condition of the Company as of the Closing Date, taking into account the balance on the Closing Date of all Non-Retained Liabilities as defined below, and which shall include: (i) a reserve for income taxes payable by the Company; (ii) accrual for enhanced severance benefits offered by the Company, other than those identified in the Severance Letter; (iii) all reasonable expenses of the Company in connection with the sale of the Facilities or the closing of the transactions contemplated by this Agreement; and (iv) any income tax benefit attributable to any of the foregoing, all of the foregoing being subject to approval by Buyer at the Closing ("Projected Balance Sheet").
The Company shall permit the Buyer access to and copies of all work papers used in preparing the Projected Balance Sheet. The Company shall retain only those liabilities of the Company reflected on the March Balance Sheet and liabilities since the date of the March Balance Sheet incurred in the ordinary course of business except that the Company shall not retain any bank indebtedness, capital lease obligations, and notes payable shown on the March Balance Sheet including without limitation the liabilities of the Company set forth on Schedule 2.02(a),or incurred after the date of the March Balance Sheet (collectively, the "Non-Retained Liabilities"). Shareholders shall cause the Company to be fully and unconditionally released from such indebtedness, obligations and notes on the Closing Date. The items set forth on Schedule 2.02(a) shall in no way limit or qualify the representations and warranties set forth in Sections 6.06, 6.07 and 6.08 of this Agreement. At such time as the Company determines the Projected Balance Sheet, the Company shall also determine the amount of the projected Net Worth Surplus ("Projected Net Worth Surplus") or the amount of the projected Net Worth Deficiency based upon the Projected Balance Sheet ("Projected Net Worth Deficiency"), as the case may be, and provide Buyer written notice of such Projected Net Worth Surplus or Projected Net Worth Deficiency, as the case may be, which shall be subject to Buyer's reasonable approval.
           (b) On the Closing Date, Buyer shall pay to the Shareholders $18,376,263 plus an amount equal to the Projected Net Worth Surplus or minus an amount equal to the Projected Net Worth Deficiency, as the case may be plus the Facilities Value, less the sum of $1,000,000 to be held in escrow pursuant to
Article Ill below, by wire transfer of immediately available funds to an account designated by each Shareholder in writing to Buyer prior to the Closing Date. Each of the Shareholders shall receive the amounts reflected on Schedule 2.02(b) hereto. For purposes of this Agreement, the "Proportionate Share" of each Shareholder shall be as follows: Richard V. Maiocco - 50.54%, Linda McEntee - 49.46% and H. L. Maiocco - 0%.
      (c) In addition, the Buyer shall pay to R. Maiocco and McEntee additional payments, if any, ("Additional Payments") in accordance with the terms of Schedule 2.02(c) attached hereto and made a part hereof ("Additional Payments Schedule").

      2.03.Post Closing Adjustment. The Purchase Price shall be adjusted in accordance with this Section 2.03:
           (a) After the Closing, Buyer shall cause the Company to prepare a balance sheet as of the Closing Date, a copy of which shall be provided to the Shareholders ("Initial Closing
Date Balance Sheet"). Buyer has retained the services of PricewaterhouseCoopers, LLP ("PW") to conduct a review of the Projected Balance Sheet and Initial Closing Date Balance Sheet (such review not to include the Company's amortization or depreciation schedules) as of the Closing Date, to be commenced within 15 days after Closing and completed, and a report thereon delivered to the Shareholders, within 75 days after Closing. All fees and expenses of PW incurred in this capacity shall be billed to and paid by Buyer. The Shareholders and Company shall make all of the workpapers and other relevant documents in connection with the preparation of the Projected Balance Sheet available to Buyer, its representatives and PW, and shall make the persons in charge of the preparation of the Projected Balance Sheet available for reasonable inquiry by Buyer, its representatives and PW. Based upon such review by PW, proposed changes to the Initial Closing Date Balance Sheet may be made by Buyer or the Initial Closing Date Balance Sheet may be accepted by Buyer (the Initial Closing Date Balance Sheet, as modified or accepted, the "Closing Date Balance Sheet"). Shareholders and Buyer shall have, from the date of receipt of the Closing Date Balance Sheet, twenty (20) days to object thereto, which objection shall be in the form of a detailed statement to the other parties. Buyer and Shareholders shall cooperate with each other, including providing each other with reasonable access to all books and records of the Company and PW's workpapers as may reasonably be requested in connection with the foregoing to resolve any differences in the determination of the Closing Date Balance Sheet. In the event that Buyer and Shareholders have not resolved their differences within ten days of notice from Shareholders or Buyer that it disagrees with the determination of the Closing Date Balance Sheet, the dispute shall be submitted to Grant Thornton LLP (the "Arbitrator") for resolution in favor of either the Buyer or the Shareholders, and such resolution shall be made within sixty (60) days and shall be conclusive, binding and final. The fees and expenses of the Arbitrator shall be paid by the party against whom the Arbitrator decides.
           (b) The Company will permit Buyer, its representatives and PW to observe the physical count of the inventory which shall be conducted by the Company prior to the Closing Date using prudent auditing techniques to ensure the accuracy of the physical count and the reconciliation.
           (c) If the Closing Date Balance Sheet, as accepted by Buyer and the Shareholders or as determined by the Arbitrator, discloses a Net Worth Surplus or a Net Worth Deficiency, as the case may be, in an amount different than the Projected Net Worth Surplus or Projected Net Worth Deficiency, as the case may be, then the Shareholders shall jointly and severally promptly pay Buyer, or Buyer shall promptly pay the Shareholders in their Proportionate Shares, as the case may be, an amount equal to such difference, together with interest accrued thereon from the Closing Date to the date of payment at the rate of 7% per annum in immediately available United States funds by wire transfer to an account designated by the party receiving such payment. Upon the determination of the Closing Date Balance Sheet, with respect to the determination of the inventory amounts, the following shall occur: the amount of inventory (determined without regard to any reserve) stated in the Closing Date Balance Sheet shall be compared with the inventory (determined without regard to any reserve) stated in the Projected Balance Sheet. The amount of such Projected Balance Sheet inventory less such Closing Date inventory (if any) (the "Inventory Difference") shall be allocated from the reserve established on the Projected Balance Sheet with respect to inventory (the "Inventory Reserve"). An amount equal to the remaining Inventory Reserve (if any) shall be deposited into the Escrow for the benefit of Shareholders, and the foregoing shall not be taken into account in determining the Net Worth Deficiency or the Net Worth Surplus. In the event the Inventory Difference exceeds the amount of the Inventory Reserve, such excess shall be taken into account in determining the Net Worth Deficiency or the Net Worth Surplus.
           (d) The Projected Balance Sheet, Initial Closing Date Balance Sheet and Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") throughout the specified period and immediately comparable period, and shall be prepared in a manner consistent with the Company's past accounting practices in connection with the preparation of financial statements of the Company. Notwithstanding the foregoing, all payments required under the Schempp Agreement or the severance arrangements listed on the Disclosure Schedule, but not the Severance Letter, as such terms are defined below, shall be accrued for on the Closing Date Balance Sheet, which the parties acknowledge may not be in accordance with GAAP. Any severance payments accrued as of or prior to the Closing Date that are not paid by the Company within ten (10) days after expiration of the Lease identified in Section 5.01(c) of this Agreement shall be paid to the Shareholders in their Proportionate Share.

                            Article III
                              Escrow

     At the Closing, Buyer shall deposit the sum of $1,000,000 ("Escrow Funds") out of the amount payable to Shareholders pursuant to Article II into an escrow account established with a party to be mutually agreed upon by Buyer and Shareholders prior to Closing ("Escrow Agent"). The Escrow Funds shall be held, invested and distributed in accordance with an escrow agreement between Shareholders, Buyer and the Escrow Agent, in the form attached hereto and made a part hereof as Exhibit B ("Escrow Agreement").


                            Article IV
                              Closing

     The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of PricewaterhouseCoopers, LLP in New York City on August 3, 1998 at 10:00 a.m. or on such other date and at such other time as the parties shall agree. The date on which the Closing occurs is referred to herein as the Closing Date, and the Closing shall be deemed effective as of the close of business on July 31, 1998.

                             Article V
                       Conditions to Closing

     5.01 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless waived in writing by Buyer: (a) The representations and warranties set forth in
Article VI will be true and correct in all material respects on the Closing Date as though then made except where a representation and warranty is already qualified as to materiality or knowledge, such representation and warranty shall be true and correct in all respects on the Closing Date as though then made; (b) The Shareholders shall have performed all covenants and agreements required to be performed by the Shareholders under this Agreement prior to Closing; (c) The Shareholders shall have purchased the Facilities and taken assignment of the Facilities Contracts as provided in Article I, and the Buyer and Shareholders shall have entered into a lease of the Company's Springfield, Illinois facility pursuant to the terms of a lease in the form of Exhibit C attached hereto and made a part hereof. (d) Buyer's On-Site Due Diligence Investigation (as defined in Section 8.04 herein) and its environmental due diligence relating to the Facilities shall reveal no material misrepresentation under this Agreement. (e) The Company shall have prepared the Projected Balance Sheet and determined the Projected Net Worth Surplus or Projected Net Worth Deficiency, as applicable, which Projected Net Worth Surplus or Projected Net Worth Deficiency shall have been approved by the Buyer in accordance with Section 2.02(a) herein. (f) At or prior to the Closing, the Shareholders shall have delivered to Buyer all of the following, in form and content acceptable to the Buyer in its reasonable discretion which deliveries shall not affect the representations and warranties of the Shareholders under Article VI below: (i) Stock certificates representing all of the Shares with duly executed stock powers or duly endorsed by each of the Shareholders to Buyer together with all required stock transfer stamps affixed; (ii) The Escrow Agreement duly executed by each of the Shareholders.
(iii)All stock certificates representing all of the shares of stock owned by the Company in TKI Foods International, Inc. (the "Subsidiary"); (iv) Good Standing Certificates for the Company from Illinois and for the Subsidiary from the U.S. Virgin Islands;

                (v) Written Resignations duly executed by all officers and directors of the Company and Subsidiary;
                (vi) Legal Opinion from counsel to the Company and Shareholders in the form of Exhibit D attached hereto and made a part hereof;
                (vii)Estoppel Certificates duly executed by all lending and leasing institutions holding mortgages or liens on real estate or other assets owned or leased by the Company or the Subsidiary;
                (viii) Written release duly executed by each of the Shareholders in favor of the Company in the form of Exhibit E attached hereto and made a part hereof;
                (ix) Closing Certificate duly executed by each of the Shareholders in the form of Exhibit F attached hereto and made a part hereof;
                (x) Non-Competition Agreement duly executed by each of the Shareholders in the form of Exhibit G attached hereto and made a part hereof;
                (xi) Disclosure Schedule (as defined in Section
6.01);
                (xii)UCC, litigation, judgment, tax and bankruptcy searches against the Company and Subsidiary in all jurisdictions requested by Buyer on or before the date hereof;
                (xiii) Evidence of the Company's and TKI Foods, International due authorization of executing this Agreement and the transactions contemplated hereby;
                (xiv)All documentation and formulas relating to Product X (as defined in Section 6.24);
                (xv) Duly executed releases of the Company with respect to all indebtedness or liabilities required to be satisfied by the Shareholders at the Closing;
                (xvi)Resignations duly executed by all trustees of any Plans (as defined below);
                (xvii) Assignment and Assumption of License Agreement duly executed by Sheffield Enterprises, Inc. in the form of Exhibit L attached hereto and made a part hereof; and
                (xviii)   Agreement duly executed by Dale Schempp
in the form of Exhibit M attached hereto and made a part hereof (the "Schempp Agreement").
                (xix)Deed, bill of sale, assignment and assumption agreements, and other documents, all duly executed by the Company and the Shareholders, as the case may be, required to consummate the transactions contemplated by Section 1.02 hereof.
                (xx) Agreement duly executed by the Lessor for the Ramey Warehouse to extend for six months the term of the Lease Extension Agreement dated May 28, 1996 between said Lessor and the Company.
                (xxi)Waiver duly executed by Chelton House
Products ("CHP") of CHP's rights under Section 7.2 of the Manufacturing Agreement between CHP and the Company dated June 2, 1994.
           (g) The Shareholders shall have delivered to Buyer such other certificates, documents and instruments (or complete and accurate copies thereof where appropriate) as Buyer reasonably requests to consummate the transactions contemplated hereby.
           (h) There shall have been no material adverse change in the business, prospects or condition, financial or otherwise, of the Company or Subsidiary.
           (i) All filings, consents and authorizations required for the consummation of the transactions contemplated herein shall have been made and received.

      5.02 Conditions to the Shareholders' Obligations. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless waived in writing by the Shareholders:
           (a)  The representations and warranties set forth in
Article VII hereof will be true and correct in all material respects at and as of the Closing Date as though then made;
           (b) Buyer will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;
           (c) On the Closing Date, Buyer shall have delivered to the Shareholders all of the following:

                (i)  Wire transfer to the Shareholders of
immediately available funds in the amount of $17,376,263 plus the amount of the Projected Net Worth Surplus or minus the amount of the Projected Net Worth Deficiency plus the Facilities Value;
                (ii) The Legal Opinion from General Counsel to the Buyer in the form of Exhibit H attached hereto and made a part thereof;
                (iii)The Escrow Agreement duly executed by Buyer;
and
                (iv) Evidence of Buyer's due authorization of this Agreement and the transactions contemplated hereby.

      5.03 Condition to the Obligations of Buyer and the Shareholders. The obligations of Buyer and the Shareholders to consummate the Closing are subject to the satisfaction of the following conditions, unless waived by each party thereto:
           (a) No Prohibitions. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Closing or materially affecting the Company or Subsidiary.
           (b) Spectrum Foods, Inc. The Buyer and Spectrum Foods, Inc. shall have closed the purchase of certain assets of Spectrum Foods, Inc. pursuant to an Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement").

                            Article VI
        Representations and Warranties of the Shareholders

The Shareholders hereby jointly and severally represent and warrant to Buyer that:

      6.01 Disclosure Schedule. The disclosure schedule marked as the Company Disclosure Schedule and attached hereto and made a part hereof as Exhibit I (the "Disclosure Schedule') is divided into sections which correspond to the subsections of this Article
VI. The Disclosure Schedule, including copies of all documents, agreements and instruments specifically referenced in and/or attached to the Disclosure Schedule, is accurate and complete, and does not contain any untrue statement of any fact or omit to state any fact necessary to make the representations and warranties contained in this Article VI not misleading. The representations and warranties of the Shareholders in this
Article VI shall not in any way be limited by Buyer's due diligence investigation.

      6.02 Capitalization
           (a) The authorized capital stock of the Company consists of 40,000 shares of Company common stock, no par value, and 50,000 shares of Company preferred stock, $50.00 par value, of which 13,140 common shares and 10,000 preferred shares are issued and outstanding. R. Maiocco owns 6,641 shares of the common stock, McEntee owns 6,499 shares of the common stock and
A. Maiocco owns 10,000 shares of the preferred stock, all of which shares are owned legally and beneficially by the Shareholders as set forth above and upon consummation of the Closing, will be owned legally and beneficially by Buyer, in each case free and clear of any adverse claims, liens, charges, or encumbrances of any nature whatsoever. No other shares of capital stock of the Company are authorized or issued.
           (b) The authorized capital stock of the Subsidiary consists of 1,000 shares of common stock, $1.00 par value of which 1,000 shares are issued and outstanding, and all of which shares are owned legally and beneficially by the Company free and clear of any adverse claims, liens, charges or encumbrances of any nature whatsoever. No other shares of capital stock of the Subsidiary are authorized or issued.
           (c) All issued and outstanding shares of capital stock of the Company and Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any shares of capital stock or other equity securities of the Company or Subsidiary or any outstanding securities that are convertible into or exchangeable for such shares, securities or rights. There are no contracts, commitments, understandings, arrangements or restrictions by which the Company or Subsidiary is bound to issue or acquire any additional shares of its capital stock or other equity securities or options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of the Company or Subsidiary or any securities convertible or exchangeable for such shares, securities or rights.

6.03 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois, and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of U.S. Virgin Islands, and the Company and Subsidiary each is in good standing and qualified in the jurisdictions of their incorporation and has not failed to qualify in any state or jurisdiction where the failure to so qualify would have a material adverse affect on the Company or Subsidiary. True, correct and complete copies of the Company's and the Subsidiary's Certificates of Incorporation, By-Laws and all amendments thereto (collectively the "Charter Documents") are attached to the Disclosure Schedule. The Shareholders have provided to the Buyer true, correct and complete copies of all minutes of meetings and resolutions of the Company's and Subsidiary's shareholders, Board of Directors and committees of the Board of Directors for the years prior to 1982 which they have in their possession. The Company and Subsidiary each have all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as it is now being conducted and to own, lease and operate all of its assets. Except as set forth in the Disclosure Schedule, the Company and Subsidiary have no subsidiaries, nor does either own equity interests in any other person or entity, other than the Subsidiary.

6.04 Execution, Delivery: Valid and Binding Agreement. Each of the Shareholders has the full right and power to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and to sell, transfer and convey his or her Shares to Buyer and such sale, transfer and conveyance shall not violate the rights of any third party. The Company has the full right, power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated herein, and has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Shareholder and the Company and, assuming that this Agreement is the valid and binding agreement of Buyer, this Agreement constitutes the valid and binding obligation of each Shareholder and the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the transactions contemplated herein will not violate or cause a breach or default under the Company's Charter Documents, or any law, rule, regulation, order, decree, license, permit, consent, agreement, mortgage or other undertaking to which the Shareholders or the Company, or any of the Shares, are bound or subject. No consent or approval of any person or entity of any kind is required for the execution, delivery or performance of this Agreement and the transactions contemplated herein by the Shareholders or the Company except for filings and approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

6.05 Title to Assets: No Liens or Encumbrances. Except as set forth in the Disclosure Schedule, each of the Company and Subsidiary have, and upon consummation of the transactions contemplated herein shall retain, good and merchantable right, title and interest in and to all of its machinery, equipment, vehicles, and other tangible and intangible personal property reflected in the March Balance Sheet, Projected Balance Sheet and the Closing Date Balance Sheet, and good and marketable fee simple title to and in all its real property and fixtures reflected in the March Balance Sheet, Projected Balance Sheet and the Closing Date Balance Sheet (except for the sale of the Facilities contemplated in Section 1.02 herein), all free and clear of all adverse claims, liens and encumbrances, except for liens for current taxes not yet due and payable. There are no agreements or options in effect for the purchase or lease of any assets of the Company. The Disclosure Schedule sets forth the liabilities and indebtedness which the Buyer does not approve and which the Company shall not retain after the Closing Date.

6.06 Financial Statements. The Shareholders have delivered to Buyer copies of the March Balance Sheet and audited balance sheets and income statements of the Company and the Subsidiary as of and for the twelve month periods ending 6/30/95 and 6/30/96, six month period ending 12/31/96, twelve month period ending 12/31/97 and combining financial statements for the Company and Spectrum Foods, Inc. for the twelve months ending 12/31/97, and will deliver to Buyer (i) all internally prepared audited and unaudited interim financial statements normally prepared by the Company from 12/31/97 through the Closing Date and (ii) the Projected Balance Sheet (all such financial statements referred to in this subsection 6.06 are hereinafter referred to as "Financial Statements"). Except as disclosed therein or in the Disclosure Schedule, the Financial Statements are true and correct and are in accordance with the books and records of the Company and Subsidiary and shall be prepared in accordance with GAAP, consistently applied throughout the specified period and immediately comparable period, and shall be prepared in a manner consistent with the Company's and Subsidiary's past accounting practices in connection with the preparation of financial statements of the Company and Subsidiary. The Financial Statements fairly present the financial position and results of operations of the Company and Subsidiary at the dates stated therein and for the periods covered thereby.

6.07 Absence of Undisclosed Liabilities. The Company and Subsidiary have no liability or obligation of any nature, asserted or unasserted, accrued, absolute, contingent or otherwise that is not reflected or fully reserved against in the March Balance Sheet, Projected Balance Sheet or Closing Date Balance Sheet except for the liabilities disclosed in the Disclosure Schedule.

6.08 Absence of Certain Developments. Except as otherwise described in the Disclosure Schedule, since December 31, 1997, the business of the Company and Subsidiary have been conducted only in the ordinary course and neither the Company nor the Subsidiary has:

           (a) borrowed any amount or incurred or become subject to any liability except:
           (i)current liabilities incurred in the ordinary course of business; and
           (ii) liabilities under contracts entered into in the ordinary course of business;
           (b) mortgaged, pledged or subjected to any adverse claim, lien, charge or any other encumbrance, any of its assets, except liens for current property taxes not yet due and payable;
           (c) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of business;
           (d) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any of its assets, except the sale of inventory in the ordinary course of business, or canceled any debts or claims, except in the ordinary course of business or where such would not have a material adverse effect on the Company;
           (e) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any trade secrets, intellectual property rights or other intangible assets, or disclosed any proprietary confidential information to any person other than Buyer;
           (f) waived any rights or suffered any losses, outside the ordinary course of business and inconsistent with past practice,
           (g) suffered any theft, damage, destruction or loss of or to any assets owned or used by it, whether or not covered by insurance or suffered any loss of officers, key employees, dealers, distributors, customers, suppliers or other favorable business relationships;
           (h) made or granted any bonus or any wage, salary or compensation increase to any officer or employee or paid any severance or termination pay;
           (i) made any capital expenditures outside the ordinary course of business or inconsistent with past practice or commitments therefor;
           (j) made any loans or advances to, or guarantees for the benefit of, or obtained any loans or advances from, any persons;
           (k) suffered any material adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, business prospects or goodwill;
           (l) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock, or purchased or redeemed any shares of its capital stock;
           (m) changed its method of accounting or any of its accounting practices; or
           (n) agreed, whether in writing or otherwise, to take any action described in this subsection.

      6.09 Real Property: Equipment. etc.
           (a) The real property owned and leased by the Company and Subsidiary, all of which is described under the caption referencing this Section 6.09 in the Disclosure Schedule, constitutes all of the real property owned, used or occupied by the Company and Subsidiary ("Real Property"). The Real Property and the use thereof by the Company and Subsidiary are in compliance with all laws, regulations, rules and orders, including without limitation those regarding zoning and land use. The Real Property is serviced by utilities sufficient to adequately operate the business of the Company and Subsidiary.

           (b) The leases described under the caption referencing this Section 6.09 in the Disclosure Schedule are in full force and effect, and the Company and Subsidiary, as applicable, holds a valid and existing leasehold interest under each of the leases for the term set forth therein. The Shareholders have delivered to Buyer complete and accurate copies of each of the leases described under such caption, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither the Company nor the Subsidiary, as applicable, is in default, and no circumstances exist which may, either with or without notice or the passage of time or both, result in such default, under any of such leases; nor to the knowledge of the Shareholders, is any other party to any of such leases in default.
           (c) Except as otherwise described in the Disclosure Schedule under the caption referencing this Section 6.09, all of the buildings, improvements, equipment, machinery and other tangible assets necessary for the conduct of the Company's and Subsidiary's business are in good condition and working order, ordinary wear and tear excepted, and are usable in the ordinary course of business and are sufficient to carry on the business of the Company and Subsidiary, as presently conducted. A true and correct list of all material equipment and other tangible assets owned or leased by the Company and Subsidiary is attached hereto and made a part hereof as Exhibit J. As of the date of this Agreement, there are no defects in such assets or other conditions relating thereto which would materially adversely affect the operation of such assets. The Company and Subsidiary own or lease under valid leases, all buildings, equipment, and other tangible assets used in the conduct of the business of the Company and Subsidiary.

      6.10 Tax Matters. Except as otherwise disclosed in the Disclosure Schedule under the caption referencing this Section 6.10
          (a) Since January 1, 1987, the Company and Subsidiary have:
                (i) timely filed (or have had timely filed on their behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes (as defined in subsection (d) below) or required to be filed or sent by it to any taxing authority having jurisdiction of the Company and Subsidiary, and such Returns are true and correct and accurately state all Taxes owed by the Company and Subsidiary;
                (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns or otherwise due and payable before the Closing Date;
                (iii)established (or has had established on its behalf) on the March Balance Sheet, Projected Balance Sheet and Closing Date Balance Sheet reserves that are adequate for the payment of any Taxes attributable to the period ending as of March 31, 1998 and as of the Closing Date, as applicable not yet due and payable;
                (iv) complied with all applicable laws, rules, and regulations relating to the withholding of taxes and the payment thereof (including, without limitation, withholding Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code") or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws; and
                (v) provided Buyer with true and correct copies of all Returns filed by the Company and Subsidiary for the years 1995 through the date of this Agreement.
           (b) There are no liens for Taxes upon any of the assets of the Company or Subsidiary, except liens for Taxes not yet due.
           (c) Since January 1, 1987, there have been no audits of the Company or Subsidiary or their Returns by any Federal, State or local governmental or taxing authority. There are no assessments, deficiencies, investigations, proceedings or actions pending or, to the knowledge of Shareholders, threatened against the Company or Subsidiary in any jurisdiction relating to any of their Returns or to any Taxes.
           (d) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or Subsidiary or any of their assets.

      6.11 Inventory. All supplies, raw material, work in process, the inventory of finished goods, product labels and packaging materials of the Company and Subsidiary, which has a book value greater than $0, consist of items of a quality and quantity usable and salable to existing customers of the Company and Subsidiary in the ordinary course of business. As of the dates of the March Balance Sheet, Projected Balance Sheet and the Closing Date Balance Sheet, and except as set forth in the Disclosure Schedule under the caption referencing this Section 6.11, the value of all items of obsolete materials and of materials of below standard quality had been written down in accordance with GAAP. Neither the Company nor the Subsidiary has any inventory which is held on consignment. Section 6.11 of the Disclosure Schedule sets forth the location(s) of all of the inventory of the Company and Subsidiary.

      6.12 Contracts and Commitments.
           (a) Except as set forth in the Disclosure Schedule under the caption referencing this Section 6.12, there are no contracts, agreements, warranties, guaranties or commitments of any kind, whether oral or written, to which the Company or Subsidiary is a party or by which its assets are bound, or which are binding on or affecting the Shares, in each case which are currently in effect ("Contracts"). The Shareholders have provided Buyer true and correct copies of all Contracts.
           (b) Except as set forth under the caption referencing this Section 6.12 in the Disclosure Schedule:
                (i) no customer or supplier has indicated that it will stop or decrease the rate of business done with the Company or Subsidiary;
                (ii) the Company and Subsidiary have performed all obligations required to be performed by it in connection with the Contracts to which it is a party and is not in receipt of any claim of default under any Contract;
                (iii)the Company and Subsidiary have no present expectation or intention of not fully performing any obligation pursuant to any such Contract; and
                (iv) neither the Shareholders nor the Company or Subsidiary, as the case may be, has any knowledge of any breach or anticipated breach by any other party to any such Contract.

      6.13 Intellectual Property Rights. The Company and Subsidiary own and have the sole right to use the trademarks, tradenames, servicemarks, logos and other proprietary names and designs, trade dress, trade secrets, processes, formulas, recipes, production techniques, specifications, inventions, know how, ideas and patents actually used in the conduct of their business provided, however, that certain customers of the Company have rights in certain processes, formulas and recipes ("Intellectual Property Rights"), all of which (including the rights of the certain customers) are described under the caption referencing this Section 6.13 in the Disclosure Schedule. The registered trademarks, tradenames, service marks, logos, other proprietary names and patents were issued on the dates specified in Section 6.13 in the Disclosure Schedule by the Patent and Trademark Office of the United States Department of Commerce and all documents required for maintenance of the registrations have been filed with such Patent and Trademark Office. The use of the Intellectual Property Rights necessary or required for the conduct of the Company's and Subsidiary's business and as presently conducted, and each product sold by the Company and Subsidiary does not and will not infringe or violate, nor has any party alleged that it will infringe or violate, the rights of any person or entity. Except as set forth in the Disclosure Schedule, the Company and Subsidiary do not use any Intellectual Property Rights pursuant to any license agreement and has not granted any person or entity any rights pursuant to a license agreement or otherwise, to use the Intellectual Property Rights. The Intellectual Property Rights are sufficient for the Company and Subsidiary to conduct their business as presently conducted. To the Shareholders' knowledge, no person or entity violates, or infringes any of the Intellectual Property Rights. The Shareholders agree at any time before or after the Closing Date to execute and deliver, or use reasonable efforts to cause to be executed and delivered, any documentation reasonably requested by Buyer to establish that all Intellectual Property Rights are owned by or licensed to the Company or Subsidiary.

      6.14 Litigation. Except as set forth under the caption referencing this Section 6.14 of the Disclosure Schedule, there is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature or, to the knowledge of Shareholders, any investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order, pending, noticed, scheduled or, to the knowledge of Shareholders, threatened by or against the Company, Subsidiary or any Shareholder, including without limitation any such matter which questions or challenges the validity of this Agreement or any action taken or to be taken by any party hereto pursuant to the Agreement or in connection with the transactions contemplated herein.

      6.15 Labor Matters. Except as set forth under the caption referencing this Section 6.15 of the Disclosure Schedule:
           (a) The Company and Subsidiary are now and have since January 1, 1987 been in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting plant closing or termination notices, immigration, employee privacy, workers compensation, employment discrimination and OSHA requirements, and has not and is not engaged in any unfair labor practice;
           (b) Since January 1, 1987, neither the Company nor the Subsidiary has received notice of any unfair labor practice complaint against it before the National Labor Relations Board or any other comparable government authority;
           (c) Neither the Company nor the Subsidiary has received notice of, and there is no, and there has not been during the past five (5) years any, labor strike, dispute, slowdown or stoppage pending or threatened;
           (d) No collective bargaining agreement or similar agreement has been since January 1, 1987, or is, binding and in force against the Company or Subsidiary, nor is there any organizing activities currently being conducted nor any collective bargaining agreement currently being negotiated;
           (e) Neither the Company nor the Subsidiary is delinquent in payments of wages, salaries, commissions, bonuses, or other forms of compensation, including, without limitation, any amounts due under any pension plan or other employee benefit program;
           (f) The Company and Subsidiary will not, by reason of anything done at, prior to or after the Closing Date, be liable for payment of severance pay or any similar payment; and
           (g) There has not been any expression of intention to the Company or Subsidiary by any officer or key employee to terminate such employment.
           (h) The Shareholders have provided Buyer with true and correct copies of all employment related agreements to which the Company or Subsidiary is a party, including without limitation employment agreements, consulting agreements, non-disclosure and non-competition agreements, and severance agreements.
           (i) Neither the Shareholders nor the Company or Subsidiary have made any promise of employment to any person on behalf of the Buyer.
           (j) During the previous three (3) years, there have been no terminations of employment of any of the Company's or Subsidiary's key employees or officers.
           (k) The Shareholders have delivered to the Buyer true, correct and complete copies of all employee handbooks used by the Company and Subsidiary since January 1, 1987.

      6.16 Employee Benefit Plans,
           (a) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which the Company or Subsidiary maintains or to which it contributes (collectively, the "Plans"), comply with the requirements of ERISA and the Code, all of which are described under the caption referencing this Section 6.16 in the Disclosure Schedule. With respect to the Plans:
                (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due or earned in the current fiscal year through the Closing Date;
                (ii) all contributions required by the Plans have been funded as if all participants were 100% vested at the time the contributions were made;

                (iii)there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and
                (iv) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).
           (b) The Company and Subsidiary do not contribute (and have not since January 1, 1987 contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA which covers employees of the Company or Subsidiary. The Company and Subsidiary have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan which covers employees. The Company and Subsidiary have no actual or potential liability for benefits after separation from employment (including, but not limited to, post-retirement health and medical benefits) other than:
                (i) benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth under the caption referencing this Section 6.16 in the Disclosure Schedule; and
                (ii) health care continuation benefits described in Section 4980B of the Code.
           (c) Neither the Company, the Subsidiary nor any of their directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject any entity or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.
           (d) The Company and Subsidiary have maintained each Plan that is a "group health plan" within the meaning of Section 5000 of the Code in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been incurred.
           (e) Since January 1, 1987, the Company and Subsidiary have not incurred, and have not taken any action or omitted to take any action, which will result in the Company or Subsidiary incurring any liability for any Tax or civil penalty imposed by 4975 of the Code and/or Section 502(i) of ERISA.
           (f) The Shareholders have provided Buyer with true and correct copies of all documents relating to the Plans.
           (g) The Company and Subsidiary have no employee benefit plans which are not governed by ERISA.

      6.17 Insurance. The Disclosure Schedule, under the caption referencing this Section 6.17, lists and briefly describes each insurance policy maintained by the Company and Subsidiary and sets forth the date of expiration of each such insurance policy. All insurance policies relating to the Company and Subsidiary have been, and will until the Closing Date continue to be, maintained and will remain in full force and effect until at least 30 days following the Closing Date. The Company and Subsidiary are not in default with respect to their obligations under any insurance policies. All insurance policies maintained by the Company and Subsidiary are to the knowledge of the Shareholders sufficient to adequately protect the Company and Subsidiary and there have been no material denials of coverage under any of such policies. True and correct copies of all insurance policies maintained by the Company and Subsidiary, together with loss histories and premium histories for the past five (5) years for all such policies, have been delivered to Buyer. There are no investigations or claims currently pending under any of the Company's or Subsidiary's insurance policies.

      6.18 Compliance with Laws: Permits. Except as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 6.18:
           (a) Since January 1, 1987, the Company and Subsidiary and their officers, directors, agents and employees have complied in all respects with all applicable laws, regulations and other requirements pertaining to the Company's and Subsidiary's business, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, continuation of health insurance and other benefits, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against the Company, the Subsidiary or their officers, directors, agents or employees alleging a violation of any such laws, regulations or other requirements. There is no action pending or, to the knowledge of

Shareholders, threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances relating to zoning and building ordinances affecting any of the assets of the Company or Subsidiary.
           (b) The Company and Subsidiary have, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, the federal and state agencies regulating occupational health and safety) necessary to conduct their business and own and operate their assets (including without limitation the Environmental Permits, as such term is defined in
Section 6.19(b) hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits, copies of which have previously been delivered by the Shareholders or by the Company to Buyer, is set forth under the caption referencing this
Section 6.18 in the Disclosure Schedule. The Company and Subsidiary have conducted their business in compliance with all terms and conditions of the Permits and there are no proceedings or, to the knowledge of Shareholders, investigations pending or threatened relating to any such Permits.

      6.19 Environmental Matters
           (a) (i) "Environmental Law(s)" shall mean any and all federal, state, local and foreign laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time. The Environmental Law includes, but is not limited to, the following statutes and all rules and regulations relating thereto, all as amended or modified from time to time:
      The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") 42 U.S.C. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA") as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq.; the Clean Water Act 33 U.S.C. 1321 et seq; the Clean Air Act 42 U.S.C. 7401 et seq; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") 7 U.S.C. 136 et seq; the Toxic Substances Control Act ("TSCA") 15 U.S.C. 2601 et seq. and the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq.
                (ii) "Environmental Matters" means matters relating to pollution, contamination, protection of the environment (including, without limitation, matters relating to releases or threatened releases of Hazard Substances into the air, surface water, groundwater or soil or otherwise resulting from the generation, manufacturing, treatment, storage, handling, disposal or transportation of Hazard Substances).
                (iii)Hazardous Substance(s)" shall mean (A) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; (B) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law;
(C) any substance, the presence of which causes or threatens to cause a nuisance upon any Real Property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; (D) any substance, the presence of which on properties adjacent to the Real Property could constitute a trespass by the Company or Subsidiary; and (E) urea-formaldehyde, polychlorinated biphenyls ("PCBs"), asbestos or asbestos-containing materials, petroleum and petroleum products.
           (b) (i) No third party claims or regulatory or judicial actions, investigations or proceedings have been asserted, brought or assessed against the Company or Subsidiary since January 1, 1980 and none are pending or, to the knowledge of Shareholders, threatened, arising out of or due to, any Environmental Matters or other violations of Environmental Laws.
                (ii) Except as set forth in the Disclosure
Schedule under the caption referencing this Section 6.19, the Company and Subsidiary are in compliance with all Environmental Laws. The Company's and Subsidiary's storage, transportation, handling, use or disposal, if any, of Hazardous Substances on or under the Real Property and/or disposal elsewhere, if any, of Hazardous Substances is currently, and at all times since January

1, 1980 has been, in compliance with all applicable Environmental
Laws. A list and description of all Hazardous Substances generated, stored, transported, handled, used and/or disposed of by the Company and Subsidiary at any time since January

1, 1980 or located on the Real Property or elsewhere is set forth under the caption referencing this Section 6.19 in the Disclosure Schedule.
                (iii)Since January 1, 1980, he Company and
Subsidiary have not transported or arranged for the transportation of any Hazardous Substances generated in connection with or otherwise related to the business or the assets of the Company or Subsidiary, or otherwise, to any location which is: (A) listed on the EPA's National Priorities List of Hazardous Waste Sites (the "National Priorities List");
(B) listed for possible inclusion on the National Priorities
List, in the EPA Comprehensive Environmental Response, Compensation and Liability Act Information System ("CERCLIS") (including without limitation any no further action list) or on any similar state list; or (C) to the knowledge of the Shareholders the subject of any regulatory or judicial action which may lead to claims for damages to natural resources, personal injury, clean-up costs or clean-up work, including, but not limited to, claims under CERCLA.
                (iv) Except as set forth in the Disclosure
Schedule under the caption referencing this Section 6.19, since the Company and Subsidiary have owned or leased the Real Property (with respect to the leased property, to the Shareholders' knowledge): (A) None of the Real Property has been or is now listed on the National Priorities List, CERCLIS or any other similar list; (B) No part of the Real Property, was ever used, nor is it now being used, (1) as a landfill, dump or other disposal, storage, transfer or handling area for Hazardous Substances, excepting, however, for the routine storage and use of Hazard Substances from time to time in the ordinary course of the Company's and Subsidiary's (or other occupants, in the case of leased property) business which, with respect to the Company and the Subsidiary, is described in detail in the Disclosure Schedule, and which is, in the case of the Company and the Subsidiary, in compliance with Environmental Laws and in compliance with good commercial practice; (2) for military purposes; or (3) as a gasoline service station or a facility for selling, dispensing, storing, transferring or handling petroleum and/or petroleum products; (C) There never have been, and currently are no, underground or aboveground storage tanks (whether or not currently in use), urea-formaldehyde materials, asbestos, asbestos containing materials, PCBs or nuclear fuels or wastes, located on or under the Real Property, and no underground or aboveground tank previously located on the Real Property has been removed therefrom, except as disclosed on the Disclosure Schedule; (D) There has not been, or is not now occurring, any release of any Hazard Substance on, under or from the Real Property; (E) There has not been, and is not now present, any contamination of the Real Property; (F) There has not been any release of any Hazardous Substances by any person or entity owning or occupying any property adjoining or in the vicinity of the Real Property.
                (v) The Real Property (in the case of leased Real Property, to the Shareholder's knowledge) and the use and operation thereof and the operation of the Company's and Subsidiary's business, are currently and, with respect to the Real Property at all times during the Company's and Subsidiary's ownership or operation thereof, have been, and, to the best knowledge of the Shareholders, at all times during the ownership and/or operation thereof by prior owners and/or users have been, in compliance with all applicable Environmental Laws, except as set forth in the Disclosure Schedule under the caption referencing this Section 6.19. The Company and Subsidiary have, in full force and effect, all environmental licenses, permits and certificates necessary to conduct its business and own and operate its properties (collectively, the "Environmental Permits"). A true, correct and complete list of all the Environmental Permits, copies of which have previously been delivered by the Shareholders or by the Company to Buyer, is stated under the caption referencing this Section 6.19 in the Disclosure Schedule. The Company and Subsidiary have conducted its business in compliance with all terms and conditions of the Environmental Permits.
                (vi) There are no liens against the Real Property arising under any Environmental Law, or based upon a regulatory action or third party claim.
                (vii)Neither the Company nor the Subsidiary is responsible or to the knowledge of Shareholders, potentially responsible, for any cleanup or remediation of any Hazardous Substances at any location (including, without limitation, any location owned and operated by a third party).
           (c) The Shareholders have previously delivered to Buyer true and correct copies of all environmental studies which have been prepared for the Company and Subsidiary relating to their business and/or the Real Property. The Shareholders are not aware of any facts or circumstances which are not reflected in, and would cause a modification of the results of, such environmental study.

      6.20 Receivables. Except as otherwise disclosed in the Disclosure Schedule under the caption referencing this Section 6.20:
           (a) The Company and Subsidiary have good right, title and interest in and to all their accounts receivable, notes receivable and other Receivables reflected in the March Balance Sheet, Projected Balance Sheet and in the Closing Date Balance Sheet;
           (b) None of such receivables is subject to any mortgage, pledge, lien or security interest of any kind or nature, other than those being terminated and released at Closing;
           (c) All of the receivables constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof; and
           (d) All amounts reflected on the March Balance Sheet, Projected Balance Sheet and the Closing Date Balance Sheet as accounts receivable of the Company and Subsidiary will be fully collectable in the ordinary course of business without offset or reduction, except to the extent of any reserves established for such accounts receivable on such March Balance Sheet, Projected Balance Sheet or Closing Date Balance Sheet.

      6.21 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Shareholders.

      6.22 Disclosure. No representation or warranty by the Shareholders in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading as of the date of such representation or warranty.

      6.23 Illinois Alcohol Beverage Control Law. The Company and the Subsidiary are not governed by the Illinois Alcohol Beverage Control Law. The Company and Subsidiary do not have any direct or indirect interest in any person or entity which is governed by the Illinois Alcohol Beverage Control Law.

      6.24 Product X. Shareholders have advised Buyer that the Company has developed a new product it refers to as Product X. Shareholders have not disclosed, and will not disclose prior to the Closing, to Buyer any information whatsoever relating to Product X. Shareholders will, at the Closing, provide Buyer with all documentation and formulas relating to Product X. Shareholders represent and warrant that Product X is not a product which does or will compete with any product manufactured by Buyer's subsidiary, Ontario Foods, Incorporated which has been disclosed to the Shareholders in writing, and is and will be in compliance with all federal, state and local laws, regulations and rules. Shareholders and the Company represents, warrant, covenant and agree that they have not entered, and until the earlier of the Closing or the termination of this Agreement, they will not enter, into any contracts, agreements or commitments of any kind whatsoever relating to the production, sale or distribution of Product X that will be binding on the Company or the Subsidiary on or after the Closing Date.

      6.25 Banking. Set forth in the Disclosure Schedule is a true and correct list of all bank and investment accounts maintained by the Company and Subsidiary, stating the account number, institution where the account is held, and the persons who have signature authority for each account.

      6.26 Year 2000.  Set forth in Section 6.26 of the Disclosure
Schedule is a true, correct and complete list of all computer hardware and software used by the Company and Subsidiary, and a statement whether such hardware and software is owned, leased or licensed and the details relating thereto. The Company's approach to the year 2000 is set forth on the Disclosure
Schedule.

                            Article VII
              Representations and Warranties of Buyer

Buyer hereby represents and warrants to each of the Shareholders that:

      7.01 Organization and Corporate Power. Buyer is a corporation, duly organized and validly existing under the laws of the state of New York, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

      7.02 Authorization. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action. Assuming that this Agreement is the valid and binding agreement of the Shareholders and Company, this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

      7.03 No Violation. Buyer is not subject to any provision of its Certificate of Incorporation or its Bylaws, any applicable law, rule or regulation of any governmental authority, any agreement or instrument, any license, franchise or permit, or any order, writ, injunction or decree, which would be breached or violated by Buyer's execution, delivery or performance of this Agreement.

      7.04 Government Authorities; Consents. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby except for any filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      7.05 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer, except
Buyer's agreement with Price Waterhouse, LLP.

                           Article VIII
                       Additional Agreements

      8.01 Confidentiality and Nondisclosure. Buyer, the Company and the Shareholders agree to maintain confidentiality with regard to the financial and other information concerning the business affairs of the other parties to which they may become privy as a result of this Agreement and the related transactions. Such parties agree not to disclose the terms of this Agreement or such financial or other information to persons other than their attorneys, accountants and other advisors, either before or after the Closing, except as may be requested by or consented to by the other party or except as may be required in obtaining any necessary governmental consents. This Section 8.01 shall not apply to information that: (a) is or becomes generally available to the public other than as a result of disclosure in violation thereof; (b) must be disclosed pursuant to law or court order following due notice to the other party; (c) was in the possession of the party prior to its disclosure to the party; (d) is or becomes available to the party from a source other than a party and such source was not prohibited from making such disclosure by any obligation of confidentiality to the other party; or (e) is independently developed by the party without reference to the disclosed information.

      8.02 Further Assurances. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to insure the conditions set forth in Article V hereof are satisfied, insofar as such matters are within the control of such party. In case of any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to ensure the proper assignment and delivery of the Shares to Buyer, the Shareholders shall take or cause to be taken all such necessary action including the execution and delivery of such further instruments and documents, as may be reasonably requested by Buyer to complete or perfect the transactions contemplated hereby.

      8.03 Certain Filings. Each of the Shareholders, the Company and Buyer shall take all reasonable action, including without limitation, filing documents and notifications, necessary or appropriate to have the transactions contemplated hereby approved or permitted by any government or regulatory bodies, required to consummate the transaction contemplated by this Agreement.

      8.04 Access and Information. From the date of the execution of this Agreement, the Shareholders shall permit, and shall cause the Company and Subsidiary to permit, Price Waterhouse, LLP to make such investigation of the business, operations and properties of the Company and Subsidiary as Buyer deems necessary or desirable in connection with verifying the representations and warranties made by the Shareholders herein (the "On-Site Due Diligence Investigation"). In addition, until the Closing Date, Buyer shall continue to be given reasonable but more limited access to the operations and properties of the Company and Subsidiary. Buyer and its representatives shall coordinate such due diligence requests through the Company's attorney, James J. McEntee, III, and will be given complete access to all facilities and personnel of Company and the Subsidiary, and to all information regarding the Company and Subsidiary for the purpose of conducting Buyer's investigation. Such due diligence shall be at Buyer's expense. Without limiting the foregoing, during such period, the Shareholders shall keep, and shall cause the Company and Subsidiary to keep, Buyer informed as to the business and operations of the Company and Subsidiary.

      8.05 Public Announcement. The parties hereto agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation. This Section 8.06 shall not prevent either party from issuing any press release or making any public statement which such party determines to be required by law or by any self regulating securities organizations provided such party gives the other party a copy of such press release or public statement prior to its issuance.

      8.06 No Negotiations with Others. Shareholders, Company and the Subsidiary covenant and agree that from this date until Closing or earlier termination of this Agreement, the Company, the Subsidiary, their respective officers, directors employees, and representatives, and the Shareholders will not communicate with, negotiate with, or provide any information to, anyone other than Buyer relating to selling all or any part of Company's or Subsidiary's business, assets or stock. In the event the Shareholders, Company or Subsidiary violate this Section 8.06, and the transaction contemplated hereby is not consummated, and a transaction is consummated within two years from the date of this Agreement with the person to whom the Shareholders or the Company improperly communicated, negotiated or provided information, the Shareholders shall pay Buyer $500,000 as liquidated damages and not as a penalty, it being acknowledged and agreed by the Shareholders that: (a) the actual damages that would be sustained by Buyer by reason of a breach of this Section 8.06 would be difficult, if not impossible, to ascertain, and (b) the amount of the liquidated damages set forth herein is reasonable and just compensation for such breach

      8.07 Conducting Business Pending Closing. The Shareholders undertake and guaranty that from the date hereof through the Closing, the Company and Subsidiary will maintain their assets and properties and carry on their business and operations only in the ordinary course in substantially the manner previously operated and shall use reasonable efforts to preserve intact their business organization and existing business relationships and will not:
           (a) borrow any amount or incur or become subject to any liability except:
                (i) current liabilities incurred in the ordinary course of business; and
                (ii) liabilities under contracts entered into in the ordinary course of business;
           (b) mortgage, pledge or subject to any lien, charge or any other encumbrance, any of its assets, except liens for current property taxes not yet due and payable or encumbrances permitted under Section 6.05 hereof;
           (c) discharge or satisfy any lien or encumbrance or pay any liability, other than current liabilities paid in the ordinary course of business;

           (d) sell, assign or transfer (including, without limitation, transfers to any employees or affiliates) any of its assets, except the sale of inventory in the ordinary course, or as consented to by Buyer in writing, or cancel any debts or claims other than in the ordinary course of business;
           (e) sell, assign or transfer (including, without, limitation, transfers to any employees or affiliates) any trade secrets or other intangible assets, or disclose, other than in the ordinary course of business, any proprietary confidential information to any person other than Buyer;
           (f) waive any material rights or voluntarily suffer any material losses, whether or not in the ordinary course of business or consistent with past practice;
           (g) voluntarily suffer any theft, damage, destruction or loss of or to any assets owned or used by it, whether or not covered by insurance or voluntarily suffer any material loss of officers, key employees, dealers, distributors, customers, suppliers or other favorable business relationships;
           (h) make or grant any bonus or any wage, salary or compensation increase to any officer or employee or pay any severance or termination pay, except for such bonuses as are agreed to by Buyer in writing and are properly reflected on the Closing Date Balance Sheet;
           (i) make any capital expenditures or commitments therefor;
           (j) make any loans; or advances to, or guarantees for the benefit of, any persons;
           (k) suffer any material adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, business prospects or goodwill;
           (l) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, or purchase or redeem any shares of its capital stock; or
           (m) change its method of accounting or any of its accounting practices or principles; or
           (n) agree, whether in writing or otherwise, to take any action described in this subsection.

      8.08 Severance by Buyer. The Buyer agrees to pay severance to the employees of the Company in accordance with the letter from the Buyer addressed to R. Maiocco, a true and correct copy of which is attached hereto as Exhibit K ("the Severance Letter").

      8.09 Employee Benefit Accruals. Buyer agrees that any sums reflected on the Closing Date Balance Sheet as accruals for the Company's Profit Sharing Plan shall be contributed to the Profit
Sharing Plan of the Company.

      8.10 Accounts Receivable. In the event that all amounts reflected on the Closing Date Balance Sheet as accounts receivable of the Company and Subsidiary (the "Accounts Receivable") are not collected by Buyer in the ordinary course of business within one hundred eighty (180) days after the Closing Date, Buyer shall first apply the reserve for accounts receivable shown on the Closing Date Balance Sheet (the "AR Reserve") to offset the amount of any uncollected Accounts Receivable. In the event that the AR Reserve is not adequate to offset the entire amount of all uncollected Accounts Receivable, the amount by which the Accounts Receivable exceeds the amount of the Accounts Receivable collected by Buyer plus the AR Reserve shall be deemed a "Loss" subject to the indemnification provisions of Article X of this Agreement. In the event that the AR Reserve is adequate to offset the entire amount of all uncollected Accounts Receivable, then Buyer shall deposit any excess AR Reserve with the Escrow Agent for the account of the Shareholders to be held under the terms of the Escrow Agreement identified in Article III hereof. Buyer shall use commercially reasonable efforts, consistent with past practices, to collect the Accounts Receivables.
                            Article IX
                            Termination

      9.01 Termination. This Agreement may be terminated at any time prior to Closing:
           (a)  by consent of each of the Shareholders and Buyer;
           (b) by the Shareholders unanimously, or Buyer, if the transactions contemplated hereby have not been consummated by August 15, 1998; provided that neither the Shareholders nor

Buyer will be entitled to terminate this Agreement pursuant to this Section 9.01(b) if such party's willful breach of this Agreement has prevented the consummation of the transaction contemplated hereby;
           (c) by the Shareholders unanimously, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Buyer in the representations, warranties or covenants set forth in this Agreement; or
           (d)  by Buyer, if there has been a material
misrepresentation, breach of warranties or breach of covenants on the part of the Shareholders in the representations, warranties or covenants set forth in this Agreement.

      9.02 Effect of Termination. In the event of permitted termination of this Agreement by either the Shareholders or Buyer as provided in this Article IX, this Agreement shall terminate and each party shall thereafter be free to pursue all legal remedies against the other with respect to breaches hereof. Notwithstanding the foregoing, the terms and provisions of Sections 8.01, 8.05, 10.02, 10.03, 11.07, 11.09, 11.10, 11.11 and
11.12 of this Agreement shall survive any termination of this Agreement.

                             Article X
                     Survival; Indemnification

    10. 01 Survival of Representations and Warranties. All representations, covenants and agreements in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period or 24 months; provided, however, that (a) the representations in Sections 6.02, 6.04, 6.10, 6.15, 6.16 and 6.19, and (b) all of the covenants and agreements in (i) Articles I, II and X and Sections 6.13, 8.01 and 8.02 of this Agreement shall survive for the term of the applicable statute of limitations.

    10. 02 Indemnification of the Buyer and Company. Subject to the provisions of Section 10.01, the Shareholders jointly and severally, hereby agree to indemnify and hold Buyer, the Company and their respective directors, officers and permitted assigns harmless from and against any and all damages, losses, claims, settlement payments, obligations, liabilities of any nature, judgments, penalties, interest, encumbrances and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (individually, a "Loss"; collectively, "Losses") suffered, sustained, incurred or required to be paid by Buyer due to or arising from: (a) the untruth, inaccuracy or breach of any representation, warranty, covenant, agreement, certificate, schedule or other instrument of Shareholders or the Company contained in or made in connection with this Agreement or any material omission from any certificate, schedule or other instrument furnished or to be furnished to Buyer by the Shareholders hereunder; (b) the failure of the Company or Subsidiary to obtain authorization or qualification as a foreign corporation in any jurisdiction prior to the Closing Date; (c) the enforcement by Buyer of this Article X, or (d) any Taxes due and payable by the Company or Subsidiary with respect to, or which have accrued during, the period (including all prior taxable years) ending on and including the Closing Date, including without limitation Taxes arising from the sale of the Facilities to the Shareholders not adequately reserved for by the Company. For purposes of this Section 10.02 only, the representations and warranties contained in this Agreement shall be deemed to exclude any statement therein that such representation and warranty applies only for the time period since January 1, 1980, January 1, 1987 or any other time period, and any qualification as to materiality or knowledge, so that all such representations and warranties shall be deemed to apply to all time periods during the Company's and Subsidiary's existence and shall not be qualified by reference to any time period, by the Shareholders' knowledge or by materiality. Buyer may make a claim at any time for any Loss which exceeds $20,000, provided that there shall be no dollar limitation on Buyer making a claim for any Loss arising out or related to Sections 2.03, 6.02, 6.03, 6.10, 6.19, 6.21 and 8.10 of this Agreement or arising out of or related to the Escrow Agreement or Shareholders Non-Competition Agreement executed in connection herewith ("Unlimited Losses"). Buyer may not make a claim for any Loss which is less than $20,000, other than Unlimited Losses, unless and until the aggregate of all Losses (including Unlimited Losses and any Losses under the Asset Purchase Agreement) exceeds $75,000.00, at which point the Buyer may make a claim for any and all prior and subsequent Losses up to and in excess of $75,000, regardless of the dollar amount of such Losses. The maximum amount that the Shareholders jointly and severally will be required to pay under this Agreement in respect of all claims for Losses other than

Unlimited Losses under this Article X is the aggregate amount such Shareholders collectively received under the terms and conditions of this Agreement.

    10. 03 Indemnification of Shareholders. Subject to the provisions of Section 10.01, Buyer hereby agrees to indemnify and hold Shareholders harmless against any and all Losses suffered, sustained, incurred or required to be paid by Shareholders due to, or arising from: (a) the untruth, inaccuracy or breach of any representation, warranty, covenant, agreement, certificate, schedule or other instrument of Buyer contained in or made in connection with this Agreement; or (b) the enforcement by the Shareholders of this Article X; or (c) the liabilities of the Company or the Subsidiary accurately reflected on the Closing Date Balance Sheet or incurred or attributable to the period commencing with the Closing Date.

10. 04 Notice to Indemnifying Party. If the Shareholders or Buyer, as the case may be, intends to make a claim for indemnification, or receives written notice of any claim or the commencement of any action or proceeding against any of them or against the Company, with or without formal service of process, such party (or parties) ("Notifying Party") shall, if a claim for reimbursement with respect thereto is to be made against a party (or parties) hereto obligated to provide indemnification (the "Indemnifying Party") under Paragraphs 10.02 or
10.03 above, give the Indemnifying Party (or Parties) written notice of such claim, action or proceeding ("Claim") within 20 days after the Notifying Party becomes aware of the matter giving rise to such claim. The failure to timely give such notice shall not affect the Indemnifying Party's liability hereunder unless such failure has materially and adversely affected the Indemnifying Party's ability to defend a Claim and in such case only to the extent so affected.

10. 05 Set-Off. Notwithstanding anything to the contrary contained in this Agreement or in any other document executed in connection herewith, Buyer shall have the right of set-off for any Loss as follows. If, during the first twelve
(12) month period immediately following the Closing Date, the Buyer incurs Losses under this Agreement and under the Asset Purchase Agreement in an aggregate amount less than $300,000, then the Buyer shall be required to set off such Losses and all future Losses under this Agreement and under the Asset Purchase Agreement first against the Escrow Funds and then by action against the Shareholders. However, if during such twelve (12) month period immediately following the Closing Date, the Buyer incurs Losses under this Agreement and under the Asset Purchase Agreement in an aggregate amount greater than $300,000, then the Buyer shall have in its sole discretion the right, but not the obligation to first set off such Losses and all future Losses under this Agreement and under the Asset Purchase Agreement against the Escrow Funds or, alternatively proceed directly against the Shareholders without first affecting such offset. Buyer may, subject to the terms herein, upon written notice to the Shareholders, set off any Loss against the Escrow Funds being held under the Escrow Agreement pursuant to the provisions of the Escrow Agreement. In addition, if any Additional Payments are due the Shareholders under the Additional Payments Schedule, the Additional Payments in the amount equal to the aggregate dollar amount of all Claims outstanding shall not be paid to the Shareholders, but instead shall be deposited with the Escrow Agent and added to the Escrow Funds to be held under the Escrow Agreement until such Claims are resolved in accordance with this Agreement and the Escrow Agreement. There shall be no limitation on the time in which Buyer elects to exercise its right of set-off hereunder. Buye's delay in exercising or failure to exercise its right of set-off for any Loss shall not serve as an election of remedies or otherwise affect its right to exercise its right of set-off or any other remedies available to it for such Loss or for any previous or future Loss.

10. 06 Compromise of Claims. (a) The Indemnifying Party shall have the right to defend, at its own expense, any such Claim, provided that (i) the Indemnifying Party agrees in writing to indemnify the Notifying Party for all Losses arising from such Claim; (ii) the Indemnifying Party has a reasonable basis that such defense may be successful; (iii) notice of the intention to defend is given by the Indemnifying Party to the Notifying Party within 20 business days after receipt by the Indemnifying Party of notice of the Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed) and (iv) the Indemnifying Party thereafter diligently contests and defends such Claim. Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party and approved by the Notifying Party; provided, that the Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing it because of a conflict of interests or because it may not adequately represent the interests of the Notifying Party, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. The Notifying Party shall cooperate, at the cost and expense of the Indemnifying Party, with the Indemnifying Party or its counsel in the defense against any such Claim. Such cooperation shall include, but not be limited to, furnishing the Indemnifying Party, with any books, records or information reasonably requested by the Indemnifying Party. The Indemnifying Party shall promptly provide or shall cause its counsel to provide the Notifying Party, upon request, any information relating to the defense of any such Claim, and may not compromise or settle any Claim without the prior written consent of the Notifying Party. (b) If the Indemnifying Party elects not to defend any Claim, then the Notifying Party shall defend such Claim with counsel of its choice and at the sole cost and expense of the Indemnifying Party and the Indemnifying Party shall be bound by any determination, judgement, order or settlement which arises from such Claim. (c) Notwithstanding (a) above, the Notifying Party shall be entitled to assume the defense of any Claim with counsel of its choice, at the cost and expense of the Indemnifying Party, if the Notifying Party reasonably concludes that the conduct of the defense by the Indemnifying Party would be likely to prejudice the Notifying Party due to the nature of the claims or counterclaims presented, or by virtue of any conflict of interest of the Notifying Party and the Indemnifying Party. (d) The Indemnifying Party hereby
(i) consents to the non-exclusive jurisdiction of any court in which a Claim is brought against the Notifying Party; and (ii) agrees that process may be served in connection with such Claim anywhere in the world.

10.07 Subrogation. Upon payment in full of any Loss under this Article X, whether such payment is effected by setoff or otherwise, or the payment of any judgment or settlement with respect to a third party claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Notifying Party against any person or entity with respect to the subject matter of such Loss.

10.08 Insurance Proceeds; Tax Benefits. To the extent that with respect to any Loss for which a Notifying Party receives payments hereunder from the Indemnifying Party, the Notifying Party receives (a) proceeds from insurance policies normally maintained by the Notifying Party covering the damage, loss, liability or expense that is the subject of the claim for the Loss; and (b) an actual realized tax benefit resulting from the damage, loss, liability or expense that is the subject of the indemnity and of the indemnity payment itself, then the Notifying Party shall reimburse the Indemnifying Party to the extent of the dollar amounts received under Sections 10.08(a) or 10.08(b). For purposes of this Section 10.08, an actual realized tax benefit is limited to an actual quantifiable reduction in taxes payable or a refund of taxes previously paid.

                            Article XI
                           Miscellaneous

    11. 01 Entire Agreement. This Agreement and its Schedules and Exhibits contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede any prior agreement or understandings among the parties.

    11.02  Descriptive Headings: Certain Interpretations
           (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
           (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this
Agreement:
               (i)the singular includes the plural and the plural includes the singular;
               (ii) "or" is not exclusive and "include" and "including" are not limiting;
               (iii) a reference to any agreement or other contract includes permitted supplements and amendments;

               (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder;
               (v)a reference to a person includes its permitted successors and assigns;
               (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and
               (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.
               (viii)No specific representation, warranty or covenant contained herein shall limit the applicability of a more general representation, warranty or covenant.
           (c) This Agreement has been negotiated by all of the parties hereto and all parties have been represented by legal counsel. There shall be no application of any rule of construction against the drafting party regarding any ambiguities in this Agreement.

    11.03 Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally, sent by federal express or other reputable overnight mail courier, or by registered or certified mail, postage prepaid, return receipt requested; or by confirmed telecopy, addressed as follows:
if to Richard Maiocco, H. L.  Maiocco or Linda McEntee, to:
      Richard V. Maiocco
      3200 Cougar Ridge
      Springfield, Illinois 62707
      H. L. Maiocco
      1002 Eisenhower Avenue
      Woodlyn, Pennsylvania 19094
      Linda M. McEntee
      601 University Place
      Swarthmore, Pennsylvania 19081
with a copy to:
      James J. McEntee, III,
      Lamb, Windle & McErlane, P.C.
      24 East Market Street
      PO Box 565
      West Chester, Pennsylvania 19381-0565
      Fax # 610-430-7838
If to Buyer, to:
      Karl D. Simonson, Vice President
      Genesee Corporation
      445 St. Paul Street
      Rochester, New York 14605
      Fax # 716-325-1964
with a copy to:
      Mark W. Leunig, Vice President and General Counsel
      Genesee Corporation
      445 St. Paul Street
      Rochester, New York 14605
      Fax # 716-325-1964
or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section
11.03 or on the fifth business day following the date on which such communication is posted, whichever occurs first. Failure to give a copy of any notice shall not affect or diminish the effectiveness of such notice.

      11.04 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

      11.05 Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

      11.06 Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by this Agreement, nor any consent to any departure here from, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      11.07 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto; except that Buyer may assign all or part of its rights and obligations hereunder to any subsidiary of Buyer. Any purported assignment not permitted by this Section shall be void.

      11.08 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be active and valid under applicable law. Such provision will be ineffective only to the extent of any prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.09 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. The parties further agree that any legal proceedings arising from this Agreement shall be brought exclusively in any state Court in Cook County in the State of Illinois, or in the United States District Court located in Chicago, Illinois. The parties hereby consent to the jurisdiction of such courts in any proceeding arising out of or related to this Agreement and waive any objection to the jurisdiction of, or venue in such courts. Process in any action or proceeding may be served on any party anywhere in the world.

      11.10 Expenses. Buyer and the Shareholders shall each pay its or his or her own attorneys', accountants' and other consultants' fees and expenses in connection with the negotiation and closing of this Agreement, the performance of its or his or her obligations hereunder and the consummation of the transactions contemplated by this Agreement.

      11.11 Attorney Fees and Costs. In the case of the breach of any provision of this Agreement, or any other agreement entered into in connection herewith, by either party hereto, and the enforcement of the breach of the Agreement (or such other agreement) is accomplished by suit, arbitration proceedings or through an attorney at law, whether suit or other proceedings be brought or not, the party so breaching the Agreement (or such other agreement) hereby agrees to pay to the other party reasonable attorney fees, together with costs, charges and expenses of collection and enforcement.

      11.12 Remedies. The remedies of Buyer hereunder, at law or in equity, shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available at law, in equity or otherwise. The Shareholders shall be jointly and severally liable for all obligations hereunder.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                              /s/Richard V. Maiocco
                          RICHARD V. MAIOCCO

                              /s/Linda McCentee
                          LINDA MCENTEE

                               /s/H. L. Maiocco
                          H. L. MAIOCCO


                          Genesee Corporation


                          By:      /s/Karl D. Simonson


                           TKI Foods, Inc.,
                          signing only for purposes of Section
                          8.07

                          By:     /s/Richard V. Maiocco
                          RICHARD V. MAIOCCO, President


                          TKI Foods International, Inc.,
                          signing only for purposes of Section
                          8.07


                          By:    /s/Richard V. Maiocco
                          RICHARD V. MAIOCCO

                      Exhibits and Schedules


Exhibit A   TKI Foods, Inc. March 31, 1998 Balance Sheet
Exhibit B   Escrow Agreement
Exhibit C   Lease of Springfield Facility
Exhibit D   Legal Opinion of Counsel to Shareholders and Company
Exhibit E   Release From Shareholders
Exhibit F   Shareholders Closing Certificate
Exhibit G   Non-Competition Agreement
Exhibit H   Legal Opinion of General Counsel to Buyer
Exhibit I   Disclosure Schedule
Exhibit J   Equipment List
Exhibit K   Severance Letter
Exhibit L   Assignment and Assumption of License Agreement
            (Sheffield Enterprises)
Exhibit M   Agreement with Dale Schempp

Schedule 1.02   Facilities Value

Schedule 2.02(a)     Liabilities and Obligations

Schedule 2.02(b)     Shareholder Proceeds

Schedule 2.02(c)     Additional Payments Schedule

                            Exhibit 2.2



                     Asset Purchase Agreement

     This Asset Purchase Agreement (the "Agreement") is dated as of July 20, 1998 and is by and among Genesee Corporation, a New York corporation with its principal place of business located at 445 St. Paul Street, Rochester, New York 14605 ("Buyer"), Spectrum Foods, Inc., a Louisiana corporation with its principal place of business at 2881 Parkway Drive, Decatur, Illinois ("Seller") and Richard V. Maiocco ("R. Maiocco"), Linda M. McEntee ("McEntee") and H. L. Maiocco ("A. Maiocco") (hereinafter sometimes referred to individually as "Shareholder" or collectively as the "Shareholders").

                             Recitals

     WHEREAS, Seller desires to sell and Buyer desires to acquire certain of the assets of Seller and assume certain of Seller's liabilities, and the Shareholders wish to cause Seller to sell such assets to Buyer, all subject to the terms and conditions set forth in this Agreement.

     Now, therefore, in consideration of the promises and of the mutual covenants and agreements contained herein, the parties hereto represent, warrant, covenant and agree as follows:


                             Article 1
                        Purchase of Assets

      1.01 Transfer of Assets to Buyer. On the terms and subject to the conditions stated in this Agreement, at the Closing (as hereinafter defined) Seller shall sell, transfer, convey and deliver to Buyer all right, title, interest and ownership of the following assets of Seller:
           (a) Equipment and Machinery. The equipment, machinery and other personal property identified in Schedule 1 attached hereto and made a part hereof.
           (b) Inventory. All raw materials, ingredients, supplies, packaging materials, work in process and finished goods relating to the Products (as defined in Subsection 1.01(d) hereof) that are in Seller's inventory (the "Inventory").
           (c) Books and Records. All of the books and records of every kind maintained by or on behalf of Seller in connection with Products (as defined herein), except the tax records, minute book, corporate seal and stock records of Seller.
           (d) Accounts Receivable. All accounts receivable of Seller relating to the Products (the "Accounts Receivable").
           (e) Product Formulations. All product formulations, processes, ingredient formulations, product specifications and packaging specifications used or useful in connection with the products identified in Schedule 2 attached hereto and made a part hereof (the "Products"), together with all associated ideas, inventions and know-how.
           (f)  Customer List.  Seller's customer list,
identifying all past, current and potential future purchasers of the Products.
           (g) Intellectual Property. All tradenames, trade dress, logos, goodwill, trade secrets, patents, trademarks, service marks and copyrights and applications therefor and interests thereunder used or useful in connection with the Products.
      The assets identified in Subsections 1.01(a), (b), (c) and
(d) hereof are hereinafter referred to as the "Tangible Assets"; the assets identified in Subsections 1.01(e), (f) and (g) hereof are hereinafter referred to as the "Intangible Assets"; and the Tangible Assets and Intangible Assets are hereinafter collectively referred to as the "Assets". The Assets shall be sold and conveyed to Buyer free and clear of all liabilities, obligations and encumbrances, except for those which are to be assumed by Buyer as provided in Section 1.02 hereof.

      1.02 Liabilities of Seller Assumed by Buyer. At the Closing, Buyer will assume only the following liabilities and obligations (collectively, the "Assumed Liabilities"): (a) Trade payables incurred by Seller in the ordinary course of business in connection with the Products that are set forth on the March Balance Sheet and are identified in Schedule 3 attached hereto and made a part hereof; and (b) Trade payables incurred by Seller from March 31, 1998 to the Closing Date in the ordinary course of business of Seller in connection with the Products to the extent set forth on the Closing Date Balance Sheet. Buyer will not assume or have any responsibility or obligation with respect to any other obligation or liability of the Seller of whatever kind and nature, whether known of unknown, fixed or contingent, except to the extent expressly set forth above.

      1.03. Liabilities of Seller Specifically Not Assumed by Buyer. Buyer shall not assume or be liable for, and Seller shall retain all liabilities and obligations of Seller not specifically assumed by Buyer pursuant to the provisions of Section 1.02 hereof.


                             Article 2
                          Purchase Price

      2.01 Purchase Price.
      (a) In consideration of Seller's performance of this Agreement and the sale, transfer and delivery of the Assets to Buyer, Buyer will pay to Seller the "March Net Asset Value" as defined below, minus the amount of any "Net Asset Value Deficiency"as defined below, or plus any "Net Asset Value Surplus"as defined below (the "Purchase Price"). "March Net Asset Value"shall mean $500,000, plus the value of the Inventory and Accounts Receivable shown on Schedule 3 attached hereto and made a part hereof, less the amount of the Accounts Payable shown on Schedule 3. Schedule 3 attached hereto and made a part hereof demonstrates how March Net Asset Value was calculated based on the Seller's March 31, 1998 financial statements, a copy of which are attached hereto and made a part hereof as Exhibit A (collectively, the "March Balance Sheet") . Buyer and Seller agree that, as defined herein and calculated in accordance with
 Schedule 3, Net Asset Value shall be $623,737. "Net Asset Value Surplus" and "Net Asset Value Deficiency", respectively, shall mean the amount by which $500,000 plus the value of the Accounts Receivable and Inventory shown on the Closing Date Balance Sheet (as defined in Section 2.02(a)) , less the amount of the Accounts Payable shown on the Closing Date Balance Sheet, exceeds or is less than, as the case may be, the March Net Asset Value.
           (b) At least three (3) business days before the Closing Date, Seller shall prepare a projected balance sheet, at its sole cost, showing a good-faith estimate of the Net Asset Value as of the Closing Date ("Projected Balance Sheet"). At such time as Seller determines the Projected Balance Sheet, Seller shall also determine, as the case may be, the amount of the projected Net Asset Value Surplus ("Projected Net Asset Value Surplus") or the amount of the projected Net Asset Value Deficiency ("Projected Net Asset Value Deficiency") based upon the Projected Balance Sheet. Seller shall provide Buyer written notice of such Projected Net Asset Value Surplus of Projected Net Asset Value Defiency, as the case may be, which shall be subject to Buyer's reasonable approval. Seller shall provide Buyer with access to and copies of all workpapers used in preparing the Projected Balance Sheet.
           (c) On the Closing Date, Buyer shall pay to Seller the March Net Asset Value of $623,737 plus an amount equal to the Projected Net Asset Value Surplus or minus an amount equal to the Projected Net Asset Value Deficiency, as the case may be, by wire transfer of immediately available funds to an account designated by Seller in writing to Buyer prior to the Closing Date. Buyer shall withhold from the Purchase Price the amount of Seller's taxes, if any, shown as due on the tax certificate to be delivered by Seller pursuant to Section 4.01(i) below. Buyer shall pay such withheld amount in accordance with the written instructions of the appropriate tax authority.

      2.02 Post Closing Adjustment. The amount paid by Buyer to Seller on the Closing Date shall be adjusted in accordance with this Section 2.02:
           (a)  Buyer has retained the services of
PricewaterhouseCoopers LLP ("PW") to conduct a review of the Projected Balance Sheet as of the Closing Date, to be commenced within 15 days after Closing and completed, and a report thereon delivered to Seller, within 75 days after Closing. All fees and expenses of PW incurred in this capacity shall be billed to and paid by Buyer. Based upon such review by PW, proposed changes to the Projected Balance Sheet may be made by Buyer or the Projected Balance Sheet may be accepted by Buyer (the Projected Balance Sheet as modified or accepted, the "Closing Date Balance Sheet"). Seller and Buyer shall have, from the date of receipt of the Closing Date Balance Sheet, twenty (20) days to object thereto, which objection shall be in the form of a detailed statement to the other party. Buyer and Seller shall cooperate with each other, including providing each other with reasonable access to all books and records of Seller as may reasonably be requested in connection with the foregoing to resolve any differences in the determination of the Closing Date Balance Sheet. In the event that Buyer and Seller have not resolved their differences within ten (10) days of notice from Seller or Buyer that it disagrees with the determination of the Closing Date Balance Sheet, the dispute shall be submitted to Grant Thornton LLP for resolution in favor of either the Seller or the Buyer, and such resolution shall be made within sixty (60) days and shall be conclusive, binding and final. The fees and expenses of Grant Thornton LLP shall be paid by the party against whom the accounting firm decides.
           (b) Seller will permit Buyer, its representatives and PW to observe the physical count of the inventory which shall be conducted by Seller prior to the Closing Date using prudent auditing techniques to ensure the accuracy of the physical count and the reconciliation. Seller shall make all of the workpapers and other relevant documents in connection with the preparation of the Projected Balance Sheet available to Buyer, its representatives and PW, and shall make the persons in charge of the preparation of the Projected Balance Sheet available for reasonable inquiry by Buyer, its representatives and PW.
           (c) If the Closing Date Balance Sheet discloses a Net Asset Value Surplus or a Net Asset Value Deficiency, as the case may be, in an amount different than the Projected Net Asset Value Surplus or Projected Net Asset Value Deficiency, as the case may be, then Seller and the Shareholders shall jointly and severally promptly pay Buyer, or Buyer shall promptly pay Seller an amount equal to such difference, together with interest accrued thereon from the Closing Date to the date of payment at the rate of 7% per annum in immediately available United States funds by wire transfer to an account designated by the party receiving such payment.
           (d) The Projected Balance Sheet and Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") throughout the specified period and immediately comparable period, and shall be prepared in a manner consistent with Seller's past accounting practices in connection with the preparation of financial statements of Seller.

      2.03 Allocation of Purchase Price. The Purchase Price shall be allocated to the Tangible Assets based on the fair market value of the Tangible Assets on the Closing Date, and the parties agree that $100,000 of the Purchase Price shall be allocated to the Intangible Assets. The parties will file their respective tax returns and otherwise report the transactions contemplated herein consistent with such allocation.

                             Article 3
                              Closing

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PricewaterhouseCoopers LLC in New York City on August 3, 1998, or on such other date or at such other place as the parties shall agree. The date on which the Closing occurs is referred to herein as the "Closing Date", and the Closing shall be deemed effective as of July 31, 1998.


                             Article 4
                       Conditions to Closing

      4.01 Conditions to Buyer's Obligations.  The obligations of
Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless waived in writing by Buyer:

           (a)  The representations and warranties set forth in
Article 5 will be true and correct in all material respects on the Closing Date as though then made, except that where a representation and warranty is already qualified as to materiality, such representation and warranty shall be true and correct in all respects on the Closing Date as though then made;
           (b) The Seller shall have performed in all material respects all covenants and agreements required to be performed by the Seller under this Agreement prior to Closing;
           (c) Buyer shall be satisfied with its On-Site Due Diligence Investigation (as defined in Section 7.04 hereof).
           (d) Seller shall have prepared the Projected Balance Sheet and determined the Projected Net Asset Value Surplus or Projected Net Asset Value Deficiency, as applicable, which Projected Net Asset Value Surplus or Projected Net Asset Value Deficiency shall have been approved by the Buyer in accordance with Section 2.01(b) hereof.
           (e) At or prior to the Closing, the Seller shall have delivered to Buyer all of the following, in form and content acceptable to the Buyer in its reasonable discretion which deliveries shall not affect the representations and warranties set forth in Article 5 below:
                (i) Good Standing Certificates for Seller from Louisiana and Illinois;
                (ii) Legal Opinion from counsel to the Seller in the form attached as Exhibit D to the Stock Purchase Agreement identified in Section 4.03(b) hereof;
                (iii)Closing Certificate from the Seller in the form of Exhibit B attached hereto and made a part hereof;
                (iv) Non-Competition Agreement in the form attached as Exhibit G to the Stock Purchase Agreement identified in Section 4.03(b) hereof;
                (v) UCC, litigation, judgment, tax and bankruptcy searches against the Seller in all jurisdictions requested by Buyer on or before the date hereof;
                (vi) Evidence of the Seller's due authorization of this Agreement and the transactions contemplated hereby;
                (vii)Bills of Sale, assignments and such other documents as are necessary to convey to Buyer all of Seller's right, title and interest in the Assets, free and clear of all adverse claims, liens and encumbrances;
                (viii)    The Escrow Agreement as defined in
Section 9.05 hereof, duly executed by Seller and the Shareholders; and
                (ix) Original copies of the Assumed Contracts.
           (f) The Seller shall have delivered to Buyer such other certificates, documents and instruments (or complete and accurate copies thereof where appropriate) as Buyer reasonably requests to consummate the transactions contemplated hereby.
           (g) There shall have been no material adverse change in the business, prospects or condition, financial or otherwise, of the Seller.
           (h) All filings, consents and authorizations required for the consummation of the transactions contemplated herein shall have been made and received.
           (i) A certificate issued by the Illinois Department of Revenue pursuant to Section 902(d) of the Illinois Income Tax Act and Section 5(j) of the Illinois Retailer's Occupation Tax Act, certifying that no Taxes are due through and including the Closing Date from Seller, or setting forth the amount of Taxes that are due from Seller through and including the Closing Date

      4.02 Conditions to the Seller's Obligations. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless waived in writing by the Seller:
           (a) The representations and warranties of Buyer set forth in Article 6 hereof will be true and correct in all material respects at and as of the Closing Date as though then made;
           (b) Buyer will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;
           (c) On the Closing Date, Buyer shall have delivered to the Seller all of the following:
                (i)  Wire transfer to Seller of immediately
available funds in the amount of $623,737;
                (ii) The Escrow Agreement duly executed by Buyer;
and

                (iii)Evidence of Buyer's due authorization of this Agreement and the transactions contemplated hereby; and
                (iv) Legal Opinion of general counsel to the Buyer in the form attached as Exhibit H to the Stock Purchase Agreement identified in Section 4.03(b) hereof.

      4.03 Conditions to the Obligations of Buyer and the Seller. The obligations of Buyer and the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by each party thereto:
           (a) No Prohibitions. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the transactions contemplated by this Agreement or materially affecting the Assets.
           (b) TKI Foods, Inc. Buyer and Shareholders shall have closed the purchase of all of the outstanding capital stock of TKI Foods, Inc. pursuant to a Stock Purchase Agreement dated the date hereof between Buyer and the Shareholders (the "Stock Purchase Agreement").


                             Article 5
   Representations and Warranties of Seller and the Shareholders

The Seller and the Shareholders hereby jointly and severally represent and warrant to Buyer that:

      5.01 Disclosure Schedule. The disclosure schedule marked as the Seller Disclosure Schedule and attached hereto and made a part hereof as Exhibit F (the "Disclosure Schedule") is divided into sections which correspond to the subsections of this Article
5. The Disclosure Schedule, including copies of all documents, agreements and instruments specifically referenced in and/or attached to the Disclosure Schedule, is accurate and complete, and does not contain any untrue statement of any fact or omit to state any fact necessary to make the representations and warranties contained in this Article 5 not misleading. The representations and warranties of the Seller and the Shareholders in this Article 5 shall not in any way be limited by Buyer's due diligence investigation.

      5.02 Organization and Corporate Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Louisiana, and is in good standing and qualified in Illinois and has not failed to qualify in any state or jurisdiction where the failure to so qualify would have a material adverse effect on the business of Seller as it relates to the Products. The Seller has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on its business as it is now being conducted and to own, lease and operate all of its assets, including without limitation the Assets. Except as set forth in the Disclosure Schedule, Seller has no subsidiaries, nor does it own any equity interest in any other person or entity.

      5.03 Execution, Delivery: Valid and Binding Agreement. The Seller has the full right, power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated herein, and has duly authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming that this Agreement is the valid and binding agreement of Buyer, this Agreement constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the transactions contemplated herein will not violate or cause a breach or default under the Seller's Certificate of Incorporation, By-Laws or other charter documents, or any law, rule, regulation, order, decree, license, permit, consent, agreement, mortgage or other undertaking to which the Seller is bound or subject. No consent or approval of any person or entity of any kind is required for the execution, delivery or performance of this Agreement and the transactions contemplated herein by the Seller, except for filings and approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Filing").

      5.04 Title to Assets: No Liens or Encumbrances. The Seller has, and upon consummation of the transactions contemplated herein, will convey to Buyer, good and merchantable right, title and interest in and to all of the Assets, free and clear of all adverse claims, liens and encumbrances. There are no agreements or options in effect for the purchase or lease of any of the Assets by any person or entity other than Buyer. The Assets constitute all of the assets and rights necessary to produce and sell the Products.

      5.05 Financial Statements. The Seller has delivered to Buyer copies of the March Balance Sheet and will deliver to
Buyer: (a) internally prepared unaudited financial statements for the Seller for the twelve month periods ending 6/30/95, 6/30/96 and 12/31/97, the six month period ending 12/31/96; (b) combining audited financial statements for the Seller and TKI Foods, Inc. for the twelve months ending 12/31/97; and (c) all internally prepared audited and unaudited interim financial statements normally prepared by the Seller from 12/31/97 through the Closing Date, and (d) the Projected Balance Sheet (all such financial statements referred to in this Section 5.05 are hereinafter referred to as "Financial Statements"). Except as disclosed therein or in the Disclosure Schedule, the Financial Statements are true and correct and are in accordance with the books and records of the Seller and are and shall be prepared in accordance with GAAP, consistently applied throughout the specified period and immediately comparable period, and shall be prepared in a manner consistent with the Seller's past accounting practices in connection with the preparation of financial statements of the Seller. The Financial Statements fairly present the financial position and results of operations of the Seller at the dates stated therein and for the periods covered thereby.

      5.06 Absence of Undisclosed Liabilities. Seller has no liability or obligation of any nature, asserted or unasserted, accrued, absolute, contingent or otherwise that is not reflected or fully reserved against in the March Balance Sheet, Projected Balance Sheet or Closing Date Balance Sheet except for the liabilities disclosed in the Disclosure Schedule.

      5.07 Absence of Certain Developments. Since December 31, 1997, the business of the Seller has been conducted only in the ordinary course and the Seller has not:
           (a) mortgaged, pledged or subjected to any adverse claim, lien, charge or any other encumbrance, any of the Assets;
           (b) sold, assigned or transferred (including, without limitation, transfers to any employees or affiliates) any of the Assets, except the sale of inventory in the ordinary course of business;
           (c)   disclosed any proprietary confidential
information relating to the Assets to any person other than Buyer;
           (d) suffered any material adverse change in the condition (financial or otherwise) of Seller's business, business prospects or goodwill relating to the Assets;
           (e) agreed, whether in writing or otherwise, to take any action described in this subsection.

      5.08 Condition of Assets. All of the Assets are in good condition and working order, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in the Assets which would adversely affect the value or operation of such Assets.

      5.09 Inventory. All of the Assets comprising inventory of raw materials, ingredients, packaging materials, supplies, work in process and finished products consist of items of a quality and quantity usable and salable to existing customers of the Seller in the ordinary course of business. As of the dates of the March Balance Sheet, the Projected Balance Sheet and the Closing Date Balance Sheet, and except as set forth in the Disclosure Schedule under the caption referencing this Section 5.9, the value of all items of obsolete materials and of materials of below standard quality had been written down in
accordance with GAAP.   None of Seller's inventory is held on
consignment. Section 5.9 of the Disclosure Schedule sets forth the location(s) of all of Seller's inventory.

      5.10 Contracts and Commitments.
           (a) There are no contracts, agreements, warrantees, guaranties or commitments of any kind, whether oral or written, by which the Assets are bound, or which are binding on or affecting the Assets, which are currently in effect.

           (b) No customer or supplier of Seller has indicated to Seller that it will stop or decrease the rate of business done with the Seller.

5.11 Intellectual Property Rights. The Seller owns and has the sole right to use the trademarks, tradenames, servicemarks, logos and other proprietary names and designs, trade dress, trade secrets, customer lists, processes, formulas, recipes, production techniques, specifications, inventions, know how, ideas and patents actually used in connection with its business provided, however, that certain customers of Seller have rights in certain processes, formulas and recipes, all of which (including the rights of certain customers of Seller) are included in the Intangible Assets (the "Intellectual Property Rights"), all of which are described in the caption referencing this Section 5.11 in the
Disclosure  Schedule.  The  registered  trademarks,  tradenames,  service marks, logos, other proprietary names and patents and copyrights included in the Intellectual Property Rights were issued on the dates disclosed in writing to Buyer by the Patent and Trademark Office of the United States Department of Commerce and all documents required for maintenance of the registrations have been filed with such Patent and Trademark Office. The use of the Intellectual Property Rights for the conduct of the Seller's business relating to the Assets as presently conducted do not and will not infringe or violate, nor has any party alleged that they will infringe or violate, the rights of any person or entity. Except as disclosed to Buyer in writing, the Seller does not use any Intellectual Property Rights pursuant to any license agreement and has not granted any person or entity any rights pursuant to a license agreement or otherwise, to use the Intellectual Property Rights The Intellectual Property Rights are sufficient for the Seller to conduct its business relating to the Products as presently conducted. To the knowledge of Seller and the Shareholders, no person or entity violates, or infringes any of the Intellectual Property Rights. The Seller agrees at any time before or after the Closing Date to execute and deliver, or use reasonable efforts to cause to be executed and delivered, any documentation reasonably requested by Buyer to establish that all Intellectual Property Rights are owned by or licensed to the Seller.

5.12 Litigation. There is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature or, to the knowledge of Seller or the Shareholders, any investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order, pending, noticed, scheduled or, to the knowledge of Seller or the Shareholders, threatened by or against the Seller, which has an adverse effect on the Assets or which questions or challenges the validity of this Agreement or any action taken or to be taken by any party hereto pursuant to this Agreement or in connection with the transactions contemplated herein. Seller has disclosed in writing to Buyer all claims and complaints received by it in the past two (2) years relating to product liability or alleged defects in the Products and any regulatory or public agency investigations relating thereto.

5.13 Insurance.  The Disclosure  Schedule,  under the caption  referencing  this
Section 5.13, lists and briefly describes each insurance policy maintained by Seller relating to the Assets and sets forth the date of expiration of each such insurance policy. All insurance policies relating to the Assets have been and will until the Closing Date continue to be, maintained and will remain in full force and effect until at least 30 days following the Closing Date. The Seller is not in default with respect to its obligations under any such insurance policies. All insurance policies maintained by the Seller relating to the Assets, copies of which policies have been provided to Buyer, are to the knowledge of Seller sufficient to adequately protect the Assets.

5.14 Compliance with Laws: Permits. Except as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 5.14:

           (a) Since January 1, 1987, the Seller and its officers, directors, agents and employees and the Assets have complied in all respects with all applicable laws, regulations and other requirements pertaining to the Seller's business, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, continuation of health insurance and other benefits, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, and no claims have been filed against the Seller or its officers, directors, agents or employees alleging a violation of any such laws, regulations or other requirements.

           (b) The Seller has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, the federal and state agencies regulating occupational health and safety) necessary to conduct its business relating to the Assets and to own and operate the Assets (including without limitation the Environmental Permits, as such term is defined in Section 5.15(b) hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits, copies of which have previously been delivered by Seller to Buyer, is set forth under the caption referencing this Section 5.14 in the Disclosure Schedule. The Seller has conducted its business in compliance with all terms and conditions of the Permits and there are no proceedings or investigations pending or, to the knowledge of Seller or the Shareholders, threatened relating to any such Permits.

      5.15 Environmental Matters
           (a) (i) "Environmental Law(s)" shall mean any and all federal, state, local and foreign laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time. The Environmental Law includes, but is not limited to, the following statutes and all rules and regulations relating thereto, all as amended or modified from time to time:
                The Comprehensive Environmental Response,
Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") 42 U.S.C. 9601 et. seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA") as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq.; the Clean Water Act 33 U.S.C. 1321 et seq; the Clean Air Act 42 U.S.C. 7401 et seq; the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA") 7 U.S.C. 136 et seq; the Toxic Substances Control Act ("TSCA") 15 U.S.C. 2601 et seq. and the Illinois Environmental Protection Act, 415 ILCS 5/1 et seq.
                (ii) "Environmental Matters" means matters relating to pollution, contamination, protection of the environment (including, without limitation, matters relating to releases or threatened releases of Hazard Substances into the air, surface water, groundwater or soil or otherwise resulting from the generation, manufacturing, treatment, storage, handling, disposal or transportation of Hazard Substances).
                (iii)"Hazardous Substance(s)" shall mean (A) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law; (B) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law;
(C) any substance, the presence of which causes or threatens to cause a nuisance upon any real property owned or occupied by Seller ('Real Property') or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such real property; (D) any substance, the presence of which on properties adjacent to the Real Property could constitute a trespass by the Seller; and (E) urea-formaldehyde, polychlorinated biphenyls ("PCBs"), asbestos or asbestos-containing materials, petroleum and petroleum products.
           (b) (i) No third party claims or regulatory or judicial actions, investigations or proceedings have been asserted, brought or assessed against the Seller since January 1, 1980 and none are pending or, to the knowledge of Seller or the Shareholders, threatened, arising out of or due to, any Environmental Matters or other violations of Environmental Laws.
                (ii) The Seller is in compliance with all Environmental Laws. The Seller's storage, transportation, handling, use or disposal, if any, of Hazardous Substances, if any, of Hazardous Substances is currently, and at all times since January 1, 1980 has been, in compliance with all applicable Environmental Laws.
                (iii)The operation of the Seller's business is currently and at all times since January 1, 1980 has been, and, to the best knowledge of the Seller, at all times during the ownership and/or operation thereof by prior owners and/or users have been, in compliance with all applicable Environmental Laws. The Seller has, in full force and effect, all environmental licenses, permits and certificates necessary to conduct its business and own and operate its properties (collectively, the "Environmental Permits"). The Seller has conducted its business in compliance with all terms and conditions of the Environmental Permits.

                (vi) There are no liens against the Assets arising under any Environmental Law, or based upon a regulatory action or third party claim.

      5.16 Receivables. Except as otherwise disclosed in the Disclosure Schedule under the caption referencing this Section 5.16:
           (a) Seller has good right, title and interest in and to all of its Accounts Receivable reflected in the March Balance Sheet, Projected Balance Sheet and in the Closing Date Balance Sheet;
           (b) None of such Accounts Receivable is subject to any mortgage, pledge, lien or security interest of any kind or nature, other than those being terminated and released at Closing;
           (c) All of the Accounts Receivable constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof; and
           (d) All Accounts Receivable on the March Balance Sheet, Projected Balance Sheet and the Closing Date Balance Sheet will be fully collectible in the ordinary course of business without offset or reduction, except to the extent of any reserves established for such Accounts Receivable on such March Balance Sheet, Projected Balance Sheet or Closing Date Balance Sheet.

      5.17 Brokerage. There are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller or the Shareholders.

      5.18 Disclosure. No representation or warranty by the Seller or the Shareholders in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading as of the date of such representation or warranty.

      5.19 Illinois Alcohol Beverage Control Law. The Seller is not governed by the Illinois Alcohol Beverage Control Law. The Seller does not have any direct or indirect interest in any person or entity which is governed by the Illinois Alcohol Beverage Control Law.

      5.20 Year 2000. The Seller has disclosed in writing to Buyer a correct and complete list of all computer hardware and software used by the Seller and a statement whether such hardware and software is owned, leased or licensed and the details relating thereto. Seller has undertaken Year 2000 compliance with respect to computer hardware and software used by Seller as set forth in the Disclosure Schedule under the caption referencing this Section 5.20.


                             Article 6
              Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller that:

      6.01 Organization and Corporate Power. Buyer is a corporation, duly organized and validly existing under the laws of the state of New York, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

      6.02 Authorization. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action. Assuming that this Agreement is the valid and binding agreement of Seller, this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

      6.03 No Violation. Buyer is not subject to any provision of its Certificate of Incorporation or its Bylaws, any applicable law, rule or regulation of any governmental authority, any agreement or instrument, any license, franchise or permit, or any order, writ, injunction or decree, which would be breached or violated by Buyer's execution, delivery or performance of this Agreement.

      6.04 Government Authorities; Consents. Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby except for the HSR Filing.

      6.05 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer, except
Buyer's agreement with Price Waterhouse, LLP.

                             Article 7
                       Additional Agreements

      7.01 Confidentiality and Nondisclosure. Buyer and the Seller and Shareholders agree to maintain confidentiality with regard to the financial and other information concerning the business affairs of the other parties to which they may become privy as a result of this Agreement and the related transactions. Such parties agree not to disclose the terms of this Agreement or such financial or other information to persons other than their attorneys, accountants and other advisors, either before or after the Closing, except as may be requested by or consented to by the other party or except as may be required in obtaining any necessary governmental consents. This Section 7.01 shall not apply to information that: (a) is or becomes generally available to the public other than as a result of disclosure in violation thereof; (b) must be disclosed pursuant to law or court order following due notice to the other party; (c) was in the possession of the party prior to its disclosure to the party; (d) is or becomes available to the party from a source other than a party and such source was not prohibited from making such disclosure by any obligation of confidentiality to the other party; or (e) is independently developed by the party without reference to the disclosed information.

      7.02 Further Assurances. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to insure the conditions set forth in Article 4 hereof are satisfied, insofar as such matters are within the control of such party. In case of any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to ensure the proper assignment and delivery of the Assets to Buyer, the Seller shall take or cause to be taken all such necessary action including the execution and delivery of such further instruments and documents, as may be reasonably requested by Buyer to complete or perfect the transactions contemplated hereby.

      7.03 Certain Filings. The Seller and Buyer shall take all reasonable action, including without limitation, filing documents and notifications, necessary or appropriate to have the transactions contemplated hereby approved or permitted by any government or regulatory bodies, required to consummate the transaction contemplated by this Agreement.

      7.04 Access and Information.   From the date of the
execution of this Agreement, the Seller shall permit PricewaterhouseCoopers LLP, Buyer and its representatives to make such investigation of the business, operations and properties of the Seller as Buyer deems necessary or desirable in connection with verifying the accuracy of the representations and warranties made by Seller herein (the "On-Site Due Diligence Investigation"). In addition, until the Closing Date, Seller shall continue to permit Buyer to have reasonable but more limited access to the operations and properties of Seller. Buyer and its representatives shall coordinate such due diligence requests through Seller's attorney, James J. McEntee, III, and will be given complete access to all facilities and personnel of Seller, and to all information regarding the Seller for the purpose of conducting Buyer's investigation. Such due diligence shall be at Buyer's expense. Without limiting the foregoing, during such period, the Seller shall keep Buyer informed as to the business and operations of the Seller.

      7.05 Public Announcement. The parties hereto agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation. This Section 7.05 shall not prevent either party from issuing any press release or making any public statement which such party determines to be required by law or by any self regulating securities organizations provided such party gives the other party a copy of such press release or public statement prior to its issuance.

      7.06 No Negotiations with Others. Seller and the
Shareholders covenant and agree that from this date until Closing or earlier termination of this Agreement, the Seller, its officers, directors, employees and representatives, and the Shareholders will not communicate with, negotiate with, or provide any information to, anyone other than Buyer relating to selling any part of Seller's business, assets or stock.

      7.07 Conducting Business Pending Closing. The Seller undertakes and guarantees that from the date hereof through the Closing, the Seller will maintain its assets and properties and carry on its business and operations as they relate to the Assets only in the ordinary course in substantially the manner previously operated and shall use reasonable efforts to preserve intact its business organization and existing business relationships as they relate to the Assets and will not:
           (a) Mortgage, pledge or subject to any lien, charge or any other encumbrance, any of the Assets;
           (b) Sell, assign or transfer (including, without limitation, transfers to any employees or affiliates) any of the Assets, except the sale of inventory in the ordinary course, or as consented to by Buyer in writing;
           (c) Sell, assign or transfer (including, without, limitation, transfers to any employees or affiliates) any of the Intangible Assets, or disclose, other than in the ordinary course of business, any Intangible Assets that constitute proprietary or confidential information to any person other than Buyer;
           (d) Voluntarily suffer any theft, damage, destruction or loss of or to any of the Assets owned or used by it, whether or not covered by insurance or voluntarily suffer any material loss of customers, suppliers or other favorable business relationships relating to the Assets;
           (e) Voluntarily suffer any material adverse change in the Assets or Seller's business, business prospects or goodwill relating to the Assets;
           (f) Change its method of accounting or any of its accounting practices or principles;
           (g)  Amend or terminate any of the Assumed Contracts; or
           (h) Agree, whether in writing or otherwise, to take any action described in this subsection.

      7.08 Bulk Sales Indemnity; Taxes.
           (a) As an inducement to Buyer to waive compliance with the provisions of any applicable bulk transfer laws, Seller and Shareholders jointly and severally covenant and agree (i) that all debts, obligations and liabilities of Seller not expressly assumed hereunder by Buyer will be promptly paid and discharged by Seller as and when they become due and payable; (ii) that Seller shall duly and punctually pay in full any sales, real property transfer or other taxes payable by Seller as a result of the transactions contemplated by this Agreement; and (iii) to indemnify and hold Buyer harmless from all claims made by creditors with respect to Seller's non-compliance with any applicable bulk transfer law and all claims related to any alleged failure by Seller to pay such taxes.
           (b) Buyer covenants and agrees that it shall duly and punctually pay in full all sales, real property transfer or other taxes, if any, payable by Buyer as a result of the transactions contemplated by the Agreement.

      7.09 Collection of Accounts Receivable. Buyer shall use commercially reasonable efforts, consistent with past practice, to collect the Accounts Receivable.


                             Article 8
                            Termination

      8.01 Termination. This Agreement may be terminated at any time prior to Closing:
           (a)  By consent of each of the Seller and Buyer;
           (b) By the Seller or Buyer, if the transactions contemplated hereby have not been consummated by August 15, 1998; provided that neither the Seller nor Buyer will be entitled to terminate this Agreement pursuant to this Section 8.01(b) if such party's breach of this Agreement has prevented the consummation of the transaction contemplated hereby;
           (c) By the Seller, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of Buyer in the representations, warranties or covenants set forth in this Agreement; or
           (d)  By Buyer, if there has been a material
misrepresentation, breach of warranties or breach of covenants on the part of the Seller in the representations, warranties or covenants set forth in this Agreement.

      8.02 Effect of Termination. In the event of permitted termination of this Agreement by either the Seller or Buyer as provided in this Article 8, this Agreement shall terminate and each party shall thereafter be free to pursue all legal remedies against the other with respect to breaches hereof. Notwithstanding the foregoing, the terms and provisions of Sections 7.01, 7.05, 9.02, 9.03, 10.07, 10.09, 10.10 and 10.11 of
this Agreement shall survive any termination of this Agreement.


                             Article 9
                     Survival; Indemnification

      9. 01     Survival of Representations and Warranties.  All
representations, covenants and agreements in this Agreement, the Disclosure Schedule and the other Exhibits, Schedules and documents executed in connection herewith shall survive the execution and delivery of this Agreement and the Closing for a period or 24 months; provided, however, that the representations and warranties in Section 5.04 shall not expire and, further provided that, (a) the representations and warranties in Sections
5.03. and 5.15, and (b) all of the covenants and agreements in Articles 1, 2 and 9 and Sections 5.11, 7.01 and 7.02 of this Agreement shall survive for the term of the applicable statute of limitations.

      9. 02 Indemnification of the Buyer. Subject to the provisions of Section 9.01, the Seller and Shareholders jointly and severally agree to indemnify and hold Buyer and its directors, officers, shareholders and permitted assigns harmless from and against any and all damages, losses, claims, settlement payments, obligations, liabilities of any nature, judgments, penalties, interest, encumbrances and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (individually, a "Loss"; collectively, "Losses") suffered, sustained, incurred or required to be paid by Buyer due to or arising from: (a) the untruth, inaccuracy or breach of any representation, warranty, covenant, agreement, certificate, schedule or other instrument of Seller contained in or made in connection with this Agreement or any omission from any certificate, schedule or other instrument furnished or to be furnished to Buyer by the Seller hereunder; (b) the operation of the Seller's business prior to, on or after the Closing Date; (c) any liabilities of Seller not assumed by Buyer hereunder; (d) the enforcement by Buyer of this Article 9; (e) any claim by any federal, state or local government or agency regarding any taxes due and payable by Seller with respect to, or which have accrued during, the period (including all prior taxable years) ending on and including the Closing Date; (f) any claims by or liabilities with respect to any employee of Seller regarding his or her employment or termination of employment with Seller (including without limitation, liability for severance payments); or (g) all federal, state and local taxes of any kind (whether sales, use, transfer or other) required to be paid in connection with the sale, transfer and assignment of the Assets (it being agreed that such Taxes shall be the responsibility of Seller). For purposes of this Section 9.02 only, the representations and warranties contained in this Agreement shall be deemed to exclude any statement therein that such representation and warranty applies only for the time period since January 1, 1987, January 1, 1980 or any other time period and any qualification as to materiality or knowledge, so that such representation and warranty shall be deemed to apply to all time periods during the Company's and Subsidiary's existence and shall not be qualified by reference to any time period, by the Shareholders' knowledge or by materiality. Buyer may make a claim at any time for any Loss which exceeds $20,000, provided that there shall be no dollar limitation on Buyer making a claim for any Loss arising out of or related to Sections 2.02, 5.02, 5.04, 5.15, 5.17 or 7.08 of this Agreement or arising out of or related to the Escrow Agreement or the Non-Competition Agreement (collectively, "Unlimited Losses"). Buyer may not make a claim for any Loss which is less than $20,000, other than Unlimited Losses, unless and until the aggregate of all Losses under this Agreement (including Unlimited Losses) and all Losses under the Stock Purchase Agreement exceed $75,000.00; thereafter the Buyer may make a claim for any and all prior and subsequent Losses up to and in excess of $75,000 regardless of the amount of such Losses.

9.03 Indemnification of Seller. Subject to the provisions of Section 9.01, Buyer hereby agrees to indemnify and hold Seller and the Shareholders harmless against any and all Losses suffered, sustained, incurred or required to be paid by Seller due to, or arising from: (a) the untruth, inaccuracy or breach of any representation, warranty, covenant, agreement, certificate, schedule or other instrument of Buyer contained in or made in connection with this Agreement; (b) the enforcement by Seller or the Shareholders of this Article 9; or (c) the Assumed Contracts or any liabilities specifically assumed by Buyer under Section
1.03 hereof.

9.04 Notice to Indemnifying Party. If Seller, the Shareholders or Buyer, as the case may be, intends to make a claim for indemnification, or receives written notice of any claim or the commencement of any action or proceeding against any of them, with or without formal service of process, such party (or parties) ("Notifying Party") shall, if a claim for reimbursement with respect thereto is to be made against a party (or parties) hereto obligated to provide indemnification (the "Indemnifying Party") under Sections 9.02 or 9.03 above, give the Indemnifying Party (or Parties) written notice of such claim, action or proceeding ("Claim") within twenty (20) days after the Notifying Party becomes aware of the matter giving rise to a Claim. The failure to timely give such notice shall not affect the Indemnifying Party's liability hereunder unless such failure has materially and adversely affected the Indemnifying Party's ability to defend a Claim and in such case only to the extent so affected.

9.05 Escrow Agreement; Set-Off. Pursuant to the Stock Purchase Agreement, the Buyer and Shareholders are required to execute an escrow agreement as security for the Shareholder's indemnification obligations under such Stock Purchase Agreement (the "Escrow Agreement"). The Buyer requires that Seller and the Shareholders be a party to, and execute and deliver to Buyer, the Escrow
Agreement as security for the Seller's and Shareholders' indemnification obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or in any other document executed in connection herewith, Buyer shall have the right of set-off for any Loss as follows. If, during the first twelve (12) month period immediately following the Closing Date, the Buyer incurs Losses under this Agreement and under the Stock Purchase Agreement in an aggregate amount less than $300,000, then the Buyer shall be required to set off such Losses and all future Losses under this Agreement and under the Stock Purchase Agreement first against the Escrow Funds and then by action against Seller and the Shareholders. However, if during such twelve (12) month period immediately following the Closing Date, the Buyer incurs Losses under this Agreement and under the Stock Purchase Agreement in an aggregate amount greater than $300,000, then the Buyer shall have in its sole discretion the right, but not the obligation to first set off such Losses and all future Losses under this Agreement and under the Stock Purchase Agreement against the Escrow Funds or, alternatively, proceed directly against Seller and the Shareholders without first affecting such offset. Buyer may, subject to the terms herein, upon written notice to the Seller and the Shareholders, set off any Loss against the Escrow Funds, as defined in and being held under the Escrow Agreement, pursuant to the provisions of the Escrow Agreement. There shall be no limitation on the time in which Buyer elects to exercise its right of set-off hereunder. Buyer's delay in exercising or failure to exercise its right of set-off for any Loss shall not serve as an election of remedies or otherwise affect its right to exercise its right of set-off or any other remedies available to it for such Loss or for any previous or future Loss.

9.06 Compromise of Claims.
           (a) The Indemnifying Party shall have the right to defend, at its own expense, any such Claim, provided that (i) the Indemnifying Party agrees in writing to indemnify the Notifying Party for all Losses arising from such Claim; (ii) the Indemnifying Party has a reasonable basis that such defense may be successful; (iii) notice of the intention to defend is given by the Indemnifying Party to the Notifying Party within 20 business days after receipt by the Indemnifying Party of notice of the Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed) and (iv) the Indemnifying Party thereafter diligently contests and defends such Claim. Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party and approved by the Notifying Party; provided, that the Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing it because of a conflict of interests or because it may not adequately represent the interests of the Notifying Party, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. The Notifying Party shall cooperate, at the cost and expense of the Indemnifying Party, with the Indemnifying Party or its counsel in the defense against any such Claim. Such cooperation shall include, but not be limited to, furnishing the Indemnifying
Party, with any books, records or information reasonably requested by the Indemnifying Party. The Indemnifying Party shall promptly provide or shall cause its counsel to provide the Notifying Party, upon request, any information relating to the defense of any such Claim, and may not compromise or settle any Claim without the prior written consent of the Notifying Party.
           (b) If the Indemnifying Party elects not to defend any Claim, then the Notifying Party shall defend such Claim with counsel of its choice and at the sole cost and expense of the Indemnifying Party and the Indemnifying Party shall be bound by any determination, judgement, order or settlement which arises from such Claim.
           (c) Notwithstanding (a) above, the Notifying Party shall be entitled to assume the defense of any Claim with counsel of its choice, at the cost and expense of the Indemnifying Party, if the Notifying Party reasonably concludes that the conduct of the defense by the Indemnifying Party would be likely to prejudice the Notifying Party due to the nature of the claims or counterclaims presented, or by virtue of any conflict of interest of the Notifying Party and the Indemnifying Party.
           (d) The Indemnifying Party hereby (i) consents to the non-exclusive jurisdiction of any court in which a Claim is brought against the Notifying Party; and (ii) agrees that process may be served in connection with such Claim anywhere in the world.

      9.07 Subrogation. Upon payment in full of any Loss under this Article 9, whether such payment is effected by setoff or otherwise, or the payment of any judgment or settlement with respect to a third party claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Notifying Party against any person or entity with respect to the subject matter of such Loss.

      9.08 Insurance Proceeds; Tax Benefits. To the extent that with respect to any Loss for which a Notifying Party receives payments hereunder from the Indemnifying Party, the Notifying Party receives (a) proceeds from insurance policies normally maintained by the Notifying Party covering the damage, loss, liability or expense that is the subject of the claim for the Loss, or (b) an actual realized tax benefit resulting from the damage, loss, liability or expense that is the subject of the indemnity and of the indemnity payment itself, then the Notifying Party shall reimburse the Indemnifying Party to the extent of the dollar amounts received under Sections 9.08(a) or 9.08(b). For purposes of Section 9.08(b), an actual realized tax benefit is limited to an actual quantifiable reduction in taxes payable or a refund of taxes previously paid.

                            Article 10
                           Miscellaneous

      10. 01Entire Agreement. This Agreement and its Schedules and Exhibits contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede any prior agreement or understandings among the parties.

      10.02 Descriptive Headings: Certain Interpretations

            (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
           (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this
Agreement:
                (i) the singular includes the plural and the plural includes the singular;
                (ii) "or" is not exclusive and "include" and "including" are not limiting;
                (iii)a reference to any agreement or other contract includes permitted supplements and amendments;
                (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder;
                (v)  a reference to a person includes its
permitted successors and assigns;
                (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and
                (vii)a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.
                (viii)    the presence of a specific
representation, warranty or covenant shall not be deemed to limit the effect of a more general representation, warranty or covenant.
           (c) This Agreement has been negotiated by all of the parties hereto and all parties have been represented by legal counsel. There shall be no application of any rule of construction against the drafting party regarding any ambiguities in this Agreement.

      10.03 Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally, sent by federal express or other reputable overnight mail courier, or by registered or certified mail, postage prepaid, return receipt requested; or by confirmed telecopy, addressed as follows:
If to Seller, to:
      Richard V. Maiocco, President
      Spectrum Foods, Inc.
      2881 Parkway Drive
      Decatur, Illinois 62526
      Fax #_________________
with a copy to:
      James J. McEntee, III,
      Lamb, Windle & McErlane, P.C.
      24 East Market Street
      PO Box 565
      West Chester, Pennsylvania 19381-0565
      Fax # 610-430-7838
If to Shareholders, to:
      Richard V. Maiocco
      3200 Cougar Ridge
      Springfield, Illinois 62707
      Fax #_________________
      H. L. Maiocco
      1002 Eisenhower Avenue
      Woodlyn, Pennsylvania 19094
      Fax #_________________
      Linda M. McEntee
      601 University Place
      Swarthmore, Pennsylvania 19081
      Fax #_________________
with a copy to:
      James J. McEntee, III,
      Lamb, Windle & McErlane, P.C.
      24 East Market Street
      PO Box 565
      West Chester, Pennsylvania 19381-0565
      Fax # 610-430-7838
If to Buyer, to:
      Karl D. Simonson, Vice President
      Genesee Corporation
      445 St. Paul Street
      Rochester, New York 14605
      Fax # 716-325-1964
with a copy to:
      Mark W. Leunig, Vice President and General Counsel
      Genesee Corporation
      445 St. Paul Street
      Rochester, New York 14605
      Fax # 716-325-1964
or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section
10.03 or on the fifth business day following the date on which such communication is posted, whichever occurs first. Failure to give a copy of any notice shall not affect or diminish the effectiveness of such notice.

      10.04 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

      10.05 Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

      10.06 Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by this Agreement, nor any consent to any departure here from, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      10.07 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto; except that Buyer may assign all or part of its rights and obligations hereunder to any subsidiary of Buyer. Any purported assignment not permitted by this Section 10.07 shall be void.

      10.08 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be active and valid under applicable law. Such provision will be ineffective only to the extent of any prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      10.09 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. The parties further agree that any legal proceedings arising from this Agreement shall be brought exclusively in any state Court in

Cook County in the State of Illinois, or in the United States District Court located in Chicago, Illinois. The Shareholders hereby consent to the jurisdiction of such courts in any proceeding arising out of or related to this Agreement and waives any objection to venue laid therein. Process in any action or proceeding may be served on any party anywhere in the world.

      10.10 Expenses. Buyer and the Seller shall each pay its or his or her own attorneys', accountants' and other consultants' fees and expenses in connection with the negotiation and closing of this Agreement, the performance of its or his or her obligations hereunder and the consummation of the transactions contemplated by this Agreement.

      10.11 Attorney Fees and Costs. In the case of the breach of any provision of this Agreement, or any other agreement entered into in connection herewith, by either party hereto, and the enforcement of the breach of the Agreement (or such other agreement) is accomplished by suit, arbitration proceedings or through an attorney at law, whether suit or other proceedings be brought or not, the party so breaching the Agreement (or such other agreement) hereby agrees to pay to the other party reasonable attorney fees, together with costs, charges and expenses of collection and enforcement.

      10.12 Remedies. The remedies of Buyer hereunder, at law or in equity, shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available at law, in equity or otherwise.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                          Spectrum Foods, Inc.


                          By: /s/Richard V. Maiocco
                               Richard V. Maiocco, President


                              /s/Richard V. Maiocco
                               Richard V. Maiocco


                              /s/Linda McEntee
                               Linda McEntee


                               /s/H. L. Maiocco
                               H. L. Maiocco



                          Genesee Corporation


                          By:    /s/Karl D. Simonson
                              Karl D. Simonson, Vice President -
                              Planning and Development

                        Exhibits

           Exhibit A           March Balance Sheet
           Exhibit B           Seller's Closing Certificate
           Exhibit C           Disclosure Schedule



                        Schedules

           Schedule 1          Equipment
           Schedule 2          Products
           Schedule 3          Net Asset Value